SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary proxy statement	☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ADEPT TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADEPT TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 4, 2004

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Adept Technology, Inc., a California corporation, will be held on Thursday, November 4, 2004 at 8:00 a.m. local time, at Adept’s principal executive offices located at 3011 Triad Drive, Livermore, California 94551, for the following purposes:

1. To elect five directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2. To approve an amendment to the 2003 Stock Option Plan to authorize an additional 1,500,000 shares of common stock for issuance thereunder on a pre-reverse split basis;

3. To approve the 2004 Director Option Plan;

4. To approve Adept’s Amendment to the Articles of Incorporation to effect a reverse stock split, at a ratio to be determined by the Board of Directors within a range from one-for-four to one-for-seven, to reduce the aggregate number of shares of common stock outstanding;

5. To ratify the selection of Ernst & Young LLP to serve as the independent auditors of Adept for its fiscal year ending June 30, 2005; and

6. To transact such other business as may properly come before the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or for any adjournments thereof.

Whether or not you plan to attend the meeting, please vote as soon as possible.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on September 24, 2004 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

By Order of the Board of Directors of Adept Technology, Inc.

/s/ Robert D. Finnell
Robert Finnell
Corporate Secretary

Livermore, California

October 8, 2004

YOUR VOTE IS IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING WHETHER OR NOT YOU ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ADEPT TECHNOLOGY, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Adept Technology, Inc., a California corporation, for use at the annual meeting of shareholders to be held Thursday, November 4, 2004 at 8:00 a.m. local time, or at any adjournment or postponement of the annual meeting, for the purposes specified in this proxy statement and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held at the principal executive office of Adept located at 3011 Triad Drive, Livermore, California 94551. Adept’s telephone number at that location is (925) 245-3400.

When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting according to the instructions of the shareholder. If no specific instructions are given, the shares will be voted:

•	for the election of the nominees for directors listed in this proxy statement;

•	to approve an amendment to the 2003 Stock Option Plan to authorize an additional 1,500,000 shares of common stock thereunder;

•	to approve the 2004 Director Option Plan;

•	to approve the amendment to the Articles of Incorporation to effect a reverse stock split, at a ratio to be determined by the Board of Directors within a range of one-for-four to one-for-seven, to reduce the aggregate number of shares of common stock outstanding;

•	to ratify the selection of Ernst & Young LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2005; and

•	at the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

These proxy solicitation materials were first mailed on or about October 8, 2004 to all shareholders entitled to vote at the annual meeting. A copy of Adept’s Annual Report to Shareholders on Form 10-K is being mailed concurrently with these proxy solicitation materials.

Record Date and Shares Outstanding

Shareholders of record at the close of business on September 24, 2004, referred to in this proxy statement as the record date, are entitled to notice of and to vote at the annual meeting. As of the record date, 30,071,482 shares of Adept’s common stock, no par value, were issued and outstanding.

Revocability of Proxies

Any proxy given as a result of this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Adept a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Quorum

Each holder of common stock is entitled to one vote for each share of common stock held by that shareholder on the record date.

•	Proposal One: each shareholder voting on Proposal One, the election of directors, may cumulate the shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than five candidates. However, no shareholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination before the voting and the shareholder, or any other shareholder, has given notice at the meeting, before the voting, of the intention to cumulate the shareholder’s votes. The five candidates receiving the highest number of votes shall be elected. Votes against any candidate and votes withheld will have no legal effect.

•	Proposal Two: for Proposal Two, the approval of the amendment of the 2003 Stock Option Plan, each share of common stock has one vote.

•	Proposal Three: for Proposal Three, the approval of the 2004 Director Option Plan, each share of common stock has one vote.

•	Proposal Four: for Proposal Four, the approval of the amendment of Adept’s Articles of Incorporation to effect a reverse stock split, at a ratio to be determined by the Board of Directors, within a range of one-for-four to one-for-seven, to reduce the aggregate number of shares of common stock outstanding, each share of common stock has one vote.

•	Proposal Five: for Proposal Five, the ratification of the selection of Ernst & Young LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2005, each share of common stock has one vote.

A quorum comprising the holders of a majority of the outstanding shares of common stock entitled to vote on the record date must be present or represented by proxy to transact business at the annual meeting. If the persons present or represented by proxy constitute less than a majority of the outstanding stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Abstentions and Broker Non-Votes

Broker non-votes and abstentions will be counted as present for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast regarding any particular proposal. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Proposal Four must be approved by a majority of the outstanding shares of common stock. As a result, abstentions and broker non-votes have the same effect as votes against Proposal Four. Proposals Two, Three and Five must be approved by a majority of the shares cast, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. As a result, abstentions and broker non-votes on Proposals Two, Three and Five generally have no effect, unless an insufficient number of shares is voted to satisfy the majority of a quorum requirement. See, however, the discussion under the heading “Vote Required” for the shareholder approval sought by the Adept Board of Directors.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. The proposals to be voted upon at the annual meeting include both routine matters, such as the election of directors (Proposal One) and the ratification of independent auditors (Proposal Five), and non-routine matters, such as the approval of the amendment of the 2003 Stock Option Plan (Proposal Two), the adoption of the 2004 Director Option Plan (Proposal Three), and the amendment of Adept’s Articles of Incorporation to effect a reverse stock split, to reduce the aggregate number of shares of common stock outstanding (Proposal Four).

Vote Required

For election of directors (Proposal One), the five candidates receiving the highest number of votes will be elected as directors.

The amendment of Adept’s Articles of Incorporation to effect a reverse stock split (Proposal Four) requires the affirmative vote of a majority of shares outstanding. Each other item to be voted on at the annual meeting, including the amendment of the 2003 Stock Option Plan (Proposal Two), the adoption of the 2004 Director Option Plan (Proposal Three) and the ratification of appointment of Ernst & Young LLP as Adept’s independent auditors for the fiscal year ending June 30, 2005 (Proposal Five), require the affirmative vote of a majority of shares present or represented by proxy and voting at the meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. Additionally, in the absence of an exemption from registration or a waiver from regulatory authorities, to comply with requirements for registration under California state securities laws, the amendment to the 2003 Stock Option Plan and the approval of the 2004 Director Option Plan may be required to be approved by the majority of outstanding securities entitled to vote. As a result, the Board of Directors is seeking the approval of a majority of outstanding shares.

Votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Recommendations of the Board of Directors

Adept’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal One); FOR the amendment of the 2003 Stock Option Plan (Proposal Two); FOR the 2004 Director Option Plan (Proposal Three); FOR the amendment of Adept’s Articles of Incorporation to effect a reverse stock split, at a ratio to be determined by the Board of Directors within a range of one-for-four to one-for-seven, to reduce the aggregate number of shares of common stock outstanding (Proposal Four); and FOR the ratification of appointment of Ernst & Young LLP as Adept’s independent auditors for the fiscal year ending June 30, 2005 (Proposal Five).

Solicitation of Proxies

The cost of this solicitation will be borne by Adept. In addition, Adept may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners. Proxies may also be solicited by certain of Adept’s directors, officers and employees, without additional compensation, personally or by telephone or facsimile.

Shareholders Sharing the Same Last Name and Address

Adept has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission, referred to in this proxy statement as the SEC, for certain beneficial owners of its common stock. In accordance with this procedure, we are delivering only one copy of the annual report and proxy statement to certain shareholders who share the same address and have the same last name, unless we have received contrary instructions from an affected shareholder. This procedure is designed to reduce duplicate mailing and save significant printing and postage costs as well as natural resources. Shareholders who participate in householding will continue to receive separate proxy cards.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Adept’s Corporate Secretary in writing at 3011 Triad Drive, Livermore, California 94551, or call Adept at (925) 245-3400. Adept will deliver a separate copy of the annual report and/or proxy statement to you promptly upon receipt of your request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

CORPORATE GOVERNANCE

As of the date of the mailing of this proxy statement, Adept’s common stock is traded on the Over-the-Counter Bulletin Board, which is referred to in this proxy statement as the OTCBB.

Adept and its Board of Directors regularly review and evaluate Adept’s corporate governance practices. In light of the Sarbanes-Oxley Act of 2002, the regulations promulgated under the Sarbanes-Oxley Act by the SEC, and the new corporate governance listing standards of NASDAQ which are considered by the Company, in September 2004, the Board approved Corporate Governance Guidelines for the Board of Directors and a Code of Business Conduct for Adept. In December 2003, the Board approved a new charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Adept’s corporate governance documents are posted on the investor relations page of its website at www.adept.com. Printed copies of these documents are also available to shareholders upon written request directed to Adept’s Corporate Secretary at Office of the Corporate Secretary, Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551-9559.

Corporate Governance Guidelines

The Board of Directors of Adept has adopted Corporate Governance Guidelines for the Board, which cover topics relating to the Board including, but not limited to, Board membership criteria and the composition of the Board, the selection and orientation of new directors, Board leadership, Board compensation, responsibilities of directors, continuing education of directors, access to senior management and outside advisors, meeting procedures and committee matters. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines annually and the Board may amend the Corporate Governance Guidelines at any time.

Code of Business Conduct

Adept adopted a Code of Business Conduct to provide standards for ethical conduct, which applies to the Board of Directors, officers, and all Adept employees, including Adept’s Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct covers topics including, but not limited to, the expected standards of employee conduct, conflicts of interest, compliance with securities laws, confidentiality of information, insider trading, and compliance with other laws.

Any waiver of a provision of the Code of Business Conduct with respect to a director or executive officer may only be made by the Board or its Nominating and Corporate Governance Committee. Adept will file with the SEC on Form 8-K or post on its website all amendments to the Code of Business Conduct and waivers of its provisions made with respect to any director or executive officer in accordance with the applicable SEC rules.

Identification and Evaluation of Director Nominees

The Nominating and Corporate Governance Committee employs a variety of methods to identify and evaluate director nominees. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board.

If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers potential candidates for candidacy as a director. Additionally, candidates may come to the attention of the committee through current Board members, officers, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and as warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider individuals recommended by shareholders for nomination as a director pursuant to the provisions of Adept’s bylaws relating to shareholder nominations. A shareholder who wishes to recommend a prospective nominee for the Board should notify Adept’s Corporate Secretary or the Corporate Governance and Nominating Committee in writing with the supporting material required by Adept’s bylaws and described under “Shareholder Proposals and Nominations” below, and any other material the shareholder considers necessary or appropriate.

While the Board currently has no defined minimum criteria for consideration or service as a director, the Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set out in Adept’s Corporate Governance Guidelines and other relevant factors as it deems appropriate, including the current composition of the Board, and the need for particular expertise, all with reference to issues of experience, judgment, skills such as an understanding of flexible automation technologies, and other relevant characteristics, all in the context of an assessment of the perceived needs of the Board at that point in time and applicable law.

Specifically, at least a majority of directors on the Board must be “independent” as defined by applicable law or any applicable listing standards, as determined by the Board.

In addition, in connection with the 2003 financing described below, while Special Situations Fund III, L.P., referred to in this proxy statement as SSF, and the investors in the 2003 financing affiliated with SSF collectively beneficially own at least five percent of Adept’s outstanding common stock, Adept agreed to the designation by SSF of one person to be a nominee for election to Adept’s Board of Directors and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors or to remove and replace such designee if so requested by SSF and/or its affiliates.

Director Independence

A majority of the Board of Directors of Adept are “independent directors.” In determining independence, the Board applies the standards of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act, and the corporate governance listing standards of NASDAQ. To be “independent” a director must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of an Adept director. In making these determinations, the Board considers all relevant facts and circumstances and applies the following standards:

•	A director who is employed by Adept or any of its affiliates, or whose family member is an executive officer of Adept or any of its affiliates, is not independent until three years after the end of the employment relationship.

•	A director who receives, or whose family member receives, more than $60,000 per year in payments from Adept or any of its affiliates, other than compensation for Board or Board committee service, payments arising solely from investments in Adept’s securities, compensation paid to a family member who is a non-executive employee of Adept or any of its affiliates, benefits under a tax-qualified retirement plan, non-discretionary compensation or loans permitted under the Securities Act of 1933, as amended, is not independent until three years after his or her receipt of such payments.

•	A director who is, or whose family member is, a current partner of Adept’s outside auditor is not independent.

•	A director who was, or whose immediate family member was, a partner or employee of Adept’s outside auditor who worked on Adept’s audit is not independent until three years after the end of the employment relationship.

•	A director who is, or whose family member is, employed as an executive officer of another company where any of Adept’s present executive officers serve on the compensation committee of the other company is not independent until the earlier of (i) three years after the end of the employment relationship, or (ii) three years after such director ceases service on the compensation committee of the other company.

•	A director who is, or whose family member is, a partner in, or a controlling stockholder or an executive officer of, any organization to which Adept made, or from which Adept received, payments for property or services that exceed the greater of 5% of the recipient’s consolidated gross revenues for the respective fiscal year or $200,000, other than payments arising solely from investments in Adept’s securities or payments under non-discretionary charitable contribution matching programs, is not independent until three years after such payments are made or received.

The Board has determined that each of Messrs. Codd, Kelly, Majteles and Mock, who constitute a majority of the Board, are “independent directors” within the meaning of the corporate governance listing standards of NASDAQ.

Appointment of Lead Director

The Board has designated the chairman of the Nominating and Corporate Governance Committee, Mr. Kelly, to serve as the Board’s Lead Independent Director as the Chairman of the Board also serves as an executive officer of Adept. The Lead Independent Director serves to develop, through the Nominating and Corporate Governance Committee, Adept’s corporate governance guidelines and related matters, to provide Board leadership and to act as a liaison between the Board and the Chief Executive Officer and to act as a focal point of communication to the Board regarding management plans and initiatives.

Board Meetings

In November 2003, Mr. Robert Bucher joined Adept as Chairman of the Board and Chief Executive Officer. Also in November 2003, Mr. Brian R. Carlisle, Adept’s former Chief Executive Officer and Chairman of the Board, resigned from the Board of Directors and the vacancy was filled by Mr. Majteles as designated by SSF. In December 2003, Mr. Bruce E. Shimano, Adept’s former Vice President, Research and Development and Secretary, resigned from the Board of Directors.

The Board of Directors of Adept held 15 meetings during the fiscal year ended June 30, 2004, referred to in this proxy statement as fiscal 2004, in addition to taking actions by unanimous written consent. Each incumbent director who was a director in fiscal 2004 attended at least 85% of the meetings of the Board of Directors, and of the committees on which he served, during his term of service in fiscal 2004. Adept’s Corporate Governance Guidelines strongly encourage directors to attend its annual meetings of shareholders and any special meetings of shareholders. Four of Adept’s five directors attended the last annual meeting of shareholders.

Under Adept’s Corporate Governance Guidelines, Adept’s non-management directors meet at regularly scheduled executive sessions without management. As Lead Director, Mr. Kelly presides over the meetings of the non-management directors pursuant to Adept’s Corporate Governance Guidelines.

Contacting the Board of Directors

Adept believes that it is important for its shareholders to be able to communicate with its directors, and shareholders interested in communicating directly with the Board, the Chairman, the Lead Director or the non-management directors as a group may do so by sending a letter to the Adept Technology, Inc. Board of Directors, c/o the Office of the Corporate Secretary, Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551-9559. Inquiries and other communications may be submitted anonymously and confidentially.

The Corporate Secretary will review the correspondence and forward it to the Chairman of the Board, Lead Director, Chairman of the Corporate Governance and Nominating Committee, Audit Committee or to any individual director, group of directors or Committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to, and consistent with, Adept’s business and financial operations, policies and corporate philosophies.

The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such communications that are reasonably determined to be unduly hostile, threatening, illegal or are otherwise not reasonably related to Adept or its business.

Committees of the Board of Directors

The Board of Directors has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Copies of the current charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee can be accessed on Adept’s website at www.adept.com.

Audit Committee. The Audit Committee is responsible for (i) the appointment and oversight of Adept’s independent auditors, including reviewing the auditors’ qualifications, independence and performance, (ii) the pre-approval of all audit and allowable non-audit services provided by Adept’s independent auditors, and (iii) assisting the Board of Directors in its oversight of the quality and integrity of Adept’s financial statements, system of internal controls, and accounting and financial reporting processes. The Board of Directors adopted a charter for the Audit Committee in May 2000 that met the requirements of the SEC and the corporate governance listing standards of NASDAQ. In December 2003, the Board amended the Audit Committee charter, which was attached as Appendix B to the proxy statement filed with the SEC on December 19, 2003. Adept is no longer subject to the listing standards of NASDAQ as of the date of this proxy statement and is traded on the Over-the- Counter Bulletin Board under the symbol “ADTK.OB”. However, each of the members of the Audit Committee are independent as defined in the NASDAQ corporate governance listing standards and Rule 10A-3 of the Exchange Act. In addition, each of the members of the Audit Committee is able to read and understand fundamental financial statements as required by the corporate governance listing standards of NASDAQ. The Audit Committee met four times during fiscal 2004 and was comprised of three non-employee directors, Messrs. Codd, Kelly and Mock. The Board has determined that Mr. Codd is as an “audit committee financial expert” as defined by rules promulgated by the SEC.

Compensation Committee. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of Adept and administering various executive incentive compensation and employee benefit plans. The Compensation Committee met one time during fiscal 2004 and was comprised of two non-employee directors, Messrs. Mock and Kelly, until the addition of Mr. Codd in October 2003. In January 2004, Mr. Majteles was appointed to the Compensation Committee to replace Mr. Kelly. Each of the members of the Compensation Committee is “independent” as defined by the corporate governance listing standards of NASDAQ.

Nominating and Corporate Governance Committee. A Nominating Committee was established by the Board of Directors in August 2001. In October 2003, the committee name was changed to the Nominating and Corporate Governance Committee and its charter and responsibilities were expanded accordingly. The Nominating and Corporate Governance Committee (i) identifies, screens and recommends qualified candidates to serve as directors of Adept, (ii) evaluates Adept’s Board, its committees and the continued service of its directors, (iii) evaluates shareholder nominees recommended by shareholders and (iv) develops and reviews the company’s corporate governance and policies and code of business conduct. The Nominating and Corporate Governance Committee met two times during fiscal 2004 and was comprised of three non-employee directors, Messrs. Codd and Kelly during fiscal 2004, with the addition of Mr. Mock in October 2003. Each of the members of the Nominating and Corporate Governance Committee is “independent” as defined by the corporate governance listing standards of NASDAQ.

Compensation of Directors

Until June 2004, no director received any cash compensation for service as a director of Adept or for attendance at Board or committee meetings, except for reimbursement of travel and lodging expenses incurred in attending these meetings. Effective as of July 1, 2004, non-employee directors will receive an annual retainer of $10,000 and the chairman of the Audit Committee will receive an additional annual retainer of $5,000. In addition, each non-employee director will receive $1,000 for each Board meeting attended. Adept’s 1995 Director Option Plan provides that options will be granted to non-employee directors of Adept under an automatic nondiscretionary grant mechanism. Upon joining the Board of Directors, each new non-employee director is automatically granted an option to purchase 15,000 shares of common stock. Each non-employee director is granted an option to purchase 3,000 shares of common stock annually for so long as the individual remains a member of the Board. Messrs. Codd, Kelly, and Mock each received an annual grant of an option to purchase 3,000 shares of Adept common stock on April 27, 2004 at an exercise price of $1.35 per share. Mr. Majteles received an option to purchase 15,000 shares of common stock at an exercise price of $1.65 per share upon joining the Board on November 18, 2003. All the options were granted at the fair market value of the common stock on the date of grant. The initial grants to non-employee directors vest at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48th of the shares subject to the options per month thereafter, and the annual grants become exercisable at a rate of 1/48th of the shares subject to the options on the monthly anniversary of the date of grant. In October 2003, the Board amended the 1995 Director Option Plan to require shareholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under the plan. The 1995 Director Plan expires in 2005, and as Adept intends to no longer use this plan in 2005, Adept is seeking 2004 approval of a replacement director equity compensation plan as described below. Commencing in 2005, options grants to non-employee members of the Board are expected to be made pursuant to the 2004 Director Option Plan.

Adept’s 2004 Director Option Plan provides that options will be granted to non-employee directors of Adept under an automatic nondiscretionary grant mechanism. Following adoption of the 2004 Director Option Plan and subject to shareholder approval of such plan, each new non-employee director will be automatically granted an option to purchase 15,000 shares of common stock upon joining the Board of Directors. Following such initial grant, each non-employee director will be granted an option to purchase 5,000 shares of common stock annually for so long as the individual remains a member of the Board. The initial grants to non-employee directors vest at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48th of the shares subject to the options per month thereafter, and the annual grants become exercisable at a rate of 1/48th of the shares subject to the options on the monthly anniversary of the date of grant.

Effective as of November 18, 2003 upon the consummation of Adept’s 2003 common stock and warrant financing, the SSF Entities designated Robert J. Majteles to serve as a member of our Board of Directors and Adept’s Board of Directors approved Mr. Majteles’ addition to the Board, filling the vacancy created by the resignation of Mr. Carlisle as a director. Mr. Majteles is the general partner of Treehouse Capital, LLC, an investment firm. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations

Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital pursuant to which Treehouse Capital, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. If Mr. Majteles’ services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to ten percent of the funds’ net gain (as defined) or net loss (as defined) on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly. Under the agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to shareholders of any company for which he serves as a member of the Board of Directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a member of Adept’s Board of Directors pursuant to this agreement.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

A Board of five directors is to be elected at the annual meeting. The Board of Directors of Adept has authorized the nomination at the annual meeting of the persons named in this proxy statement as candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Adept’s five nominees named below. All of the nominees are presently directors of Adept. In the event that any nominee of Adept is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who will be designated by the current Board of Directors to fill the vacancy. Adept is not aware of any nominee who will be unable or will decline to serve as a director. The Board of Directors will consider the names and qualifications of candidates for the Board submitted by shareholders in accordance with the procedures set forth in “Shareholder Proposals” at the end of this proxy statement and Adept’s bylaws. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a manner that is in accordance with cumulative voting and that will assure the election of as many of the nominees listed below as possible, and, in this event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been elected and qualified.

Vote Required

Under cumulative voting, if a quorum is present and voting, the five nominees receiving the highest number of affirmative votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

Nominees

The names of the nominees and certain information about their business experience are set forth below:

Name of Nominee	Age	Position(s) with Adept	Director Since
Robert H. Bucher	49	Chairman of the Board and Chief Executive Officer	2003
Ronald E. F. Codd (1)(2)(3)	49	Director	1998
Michael P. Kelly (1)(3)	56	Director (Lead Independent Director)	1997
Robert J. Majteles (2)	40	Director	2003
Cary R. Mock (1)(2)(3)	61	Director	1990

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

There is no family relationship between any director or executive officer of Adept.

Robert H. Bucher has served as Adept’s Chief Executive Officer and as Chairman of the Board of Directors since November 2003. Prior to joining Adept, Mr. Bucher was a consultant providing management advisory and financial investment to pre-IPO technology product and service businesses. From 1998 to 2001, Mr. Bucher was President and Chief Executive Officer of Norsat International Inc., a Canadian company that evolved under his leadership from a manufacturer and distributor of satellite components to a digital media infrastructure solution provider. Mr. Bucher held the position of Executive Vice President of Worldwide Operations at Measurex Corporation, an optimization, automation and solution system provider to the process industries from 1995 to 1998. Mr. Bucher holds a B.S. degree in Engineering.

Ronald E.F. Codd has served as a director of Adept since February 1998. Since May 2002, Mr. Codd has worked as an independent consultant. From January 1999 until April 2002, Mr. Codd served as the Chief

Executive Officer and President of Momentum Business Applications, Inc., a spin-off of PeopleSoft, Inc. that developed certain enterprise software products. From September 1991 to December 1998, Mr. Codd served as Chief Financial Officer and Secretary of PeopleSoft, Inc., a company that develops, markets and supports enterprise application software. Mr. Codd is also a director of Interwoven, Inc. and Agile Software Corporation. Mr. Codd received a B.S. in Accounting from the University of California, Berkeley and an M.M. from the J.L. Kellogg Graduate School of Management (Northwestern University).

Michael P. Kelly has served as a director of Adept since April 1997 and as Lead Independent Director of the Board of Directors since October 2003. Mr. Kelly is currently Vice-Chairman and has served as a managing director of Broadview International, LLC, an international mergers and acquisitions advisory firm, and its predecessor company since 1988. Mr. Kelly is also a director of Broadview International. Mr. Kelly received a B.A. in Accounting from Western Illinois University and an M.B.A. from St. Louis University. Mr. Kelly is a Certified Public Accountant.

Robert J. Majteles has served as a director of Adept since November 2003. Mr. Majteles is the founder of Treehouse Capital LLC, an investment firm, and has served as its general partner since August 2002. Prior to launching Treehouse, Mr. Majteles was a successful CEO of three different high tech companies and a merchant banker and a mergers and acquisitions attorney. From January 2000 to April 2001, Mr. Majteles served as Chief Executive Officer of Citadon, Inc., a provider of collaboration software to the construction and engineering industries. From 1997 until August 1999, Mr. Majteles served as Chief Executive Officer of Ultradata Corporation, a developer of software for financial institutions, now owned by John H. Harland Co. Mr. Majteles received a law degree from Stanford University and a B.A. from Columbia University. Currently, Mr. Majteles is also on the Board of Directors of Artisoft, Inc., a leading provider of software-based telephone systems; World Heart Corporation, a medical device company focused on the development and commercialization of pulsatile ventricular assist devices; Unify Corporation, a provider of software production solutions that help companies deliver robust and reliable web and business applications; and BigFix, Inc., a developer of software for automating hardware and software maintenance. In addition, Mr. Majteles is a Lecturer at the Lester Center for Entrepreneurship, Haas School of Business, University of California, Berkeley and is a Member of the Board of Trustees of the Head-Royce School, Oakland, California. Mr. Majteles was designated as a director nominee by Special Situations Funds pursuant to its rights under the purchase agreement relating to Adept’s 2003 financing.

Cary R. Mock has served as a director of Adept since December 1990. Since January 2003, Mr. Mock has been independently employed. From January 1996 to January 2002, Mr. Mock served as President of C.R. Mock & Associates, a financial advisory firm specializing in acquisitions and related corporate development activities. From October 1983 to December 1995, Mr. Mock served as Director of Acquisitions and Divestitures for Westinghouse Electric Corporation, and previously served in various other positions since joining Westinghouse in 1964. Mr. Mock received a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the State University of New York at Buffalo.

The Board of Directors recommends a vote FOR the election of all five nominees listed above. Unless marked to the contrary, proxies received will be voted FOR the election of all five nominees listed above.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO 2003 STOCK OPTION PLAN

In October 2003, the Board of Directors adopted the Adept Technology, Inc. 2003 Stock Option Plan, referred to in this proxy statement as the 2003 Stock Option Plan, and reserved 500,000 shares of common stock for issuance thereunder, which was approved by Adept shareholders in January 2004. In April 2004, the Board of Directors approved an amendment to the 2003 Stock Option Plan to increase the number of shares available for issuance thereunder by an additional 1,500,000 shares of common stock. If the reverse split included as Proposal Four is approved by the shareholders, the adjusted authorized shares under the 2003 Stock Option Plan will be between 285,714 and 500,000, depending upon the ratio determined by the Board of Directors. As of the record date, options to purchase 195,000 shares have been granted under the 2003 Stock Option Plan.

The 2003 Stock Option Plan is Adept’s only equity compensation plan available for option grants to non-executive employees. One of Adept’s primary competitive assets is the quality of its employees, and Adept invests substantial resources to find, hire and develop its employees in a highly competitive market for talented people. Adept relies primarily on stock options to link compensation to shareholder value and, although various cash initiative plans have been established in the past, generally has not paid cash bonuses to its senior employees and officers. Because Adept uses options as a primary means of incentive compensation, the Board of Directors considers the 2003 Stock Option Plan, and the proposed increase in available shares under the 2003 Stock Option Plan, to be critical to Adept’s ability to attract, retain and motivate its employees as Adept continues to grow.

As of September 24, 2004, Adept had 30,071,482 shares outstanding, and approximately 4,039,540 shares subject to outstanding options for employees. On October 1, 2004, our common stock closed at a price of $1.47 per share and the weighted-average exercise price of outstanding options held by employees and former employees (excluding non-employee directors) under Adept’s stock option plans was $3.85. The total 2,000,000 shares to be authorized under the 2003 Stock Option Plan upon approval by shareholders is only approximately 6.6% of the total outstanding Adept common stock, excluding options and warrants. Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock.

At the annual meeting, the shareholders are being asked to approve the amendment of the 2003 Stock Option Plan and thus the reservation of additional shares for issuance thereunder. However, unless an exemption from registration is available under state securities laws, no options will be granted under the plan from the additional 1,500,000 shares authorized unless Adept receives all qualifications, registrations or approvals required by applicable law and state regulatory authorities.

Vote Required

Approval of the amendment to the 2003 Stock Option Plan requires the affirmative vote of a majority of the shares represented and voting on this proposal at the annual meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. Because the affirmative vote of a majority of the quorum is required, if the number of abstentions or broker non-votes results in the votes “for” the proposal not equaling at least a majority of the quorum, the proposal will not be approved. This will be the case even though the number of votes “for” the proposal exceeds the number of votes “against” the proposal. Additionally, in the absence of an exemption from registration or waiver by regulatory authorities, in order to comply with requirements for registration under California state securities laws, the 2003 Stock Option Plan amendment may be required to be approved by the majority of outstanding shares entitled to vote. Accordingly, Adept is seeking the approval of the majority of outstanding shares entitled to vote on this proposal.

The Board of Directors recommends a vote FOR adoption of the amendment to the Adept Technology, Inc. 2003 Stock Option Plan.

Summary of the 2003 Stock Option Plan, as Amended

The following is a summary of the 2003 Stock Option Plan, as amended, and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Overview

The 2003 Stock Option Plan is designed to provide for the grant of stock options that qualify as incentive stock options, referred to as ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended, referred to in this proxy statement as the Code, as well as stock options that do not qualify as incentive stock options, referred to in this proxy statement as non-qualified stock options or NQSOs, under Section 422 of the Code.

The 2003 Stock Option Plan has a number of special terms and limitations, including:

•	The exercise price for options must equal (or, in some cases, exceed) the stock’s fair market value on the date the option is granted;

•	The 2003 Stock Option Plan expressly provides that the number of shares of common stock authorized for issuance may not be increased and the exercise price of options granted under the plan may not be reduced without shareholder approval;

•	An additional 1,500,000 shares are proposed to be available for issuance under the 2003 Stock Option Plan for a total of 2,000,000 authorized shares (on a pre-reverse split basis). Should Proposal Four also be approved, the total number of shares authorized under the 2003 Stock Option Plan would be from 285,714 to 500,000, depending upon the exact reverse split ratio to be designated by the Board of Directors;

•	Options are generally subject to one-year minimum vesting requirements, subject to exceptions specified by the plan administrator for death or disability of the optionee, retirement of the optionee, termination for cause or other termination of the optionee, or upon a change of control; and

•	Shareholder approval is generally required for material amendments to the 2003 Stock Option Plan.

The 2003 Stock Option Plan has various provisions so that options may, but need not, qualify for an exemption from the “short swing liability” provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

Purpose

The purpose of the 2003 Stock Option Plan is to provide participants (Adept employees) with an increased economic and proprietary interest in Adept in order to encourage those participants to contribute to the success and progress of Adept.

Eligibility

Options may only be granted to Adept’s or its subsidiaries’ current or prospective employees. Non-employee directors are not eligible to participate in the plan. As of the record date, employees of Adept and its subsidiaries eligible to participate in the 2003 Stock Option Plan constituted approximately 174 individuals.

Administration

The 2003 Stock Option Plan is administered by the Compensation Committee of the Board of Directors, although the Board may exercise any authority of the Committee under the 2003 Stock Option Plan in lieu of the Committee’s exercise thereof. The Compensation Committee may delegate certain administrative functions to other persons, but may not delegate authority to grant options to a person who is not a member of the Board of Directors.

Subject to the express provisions of the 2003 Stock Option Plan, the Compensation Committee has broad authority to administer and interpret the 2003 Stock Option Plan, including, without limitation, authority to determine who is eligible to participate in the 2003 Stock Option Plan and to which of such persons, and when, options are granted; to determine the number of shares of common stock subject to options and the purchase price of such shares under an option; to establish and verify the extent of satisfaction of any conditions to exercisability applicable to an option; to prescribe, amend and rescind rules and regulations relating to the 2003 Stock Option Plan; and to do all other things necessary or desirable in connection with the administration of the 2003 Stock Option Plan.

Stock Subject to the 2003 Stock Option Plan

The aggregate number of shares of common stock issued pursuant to all options granted under the 2003 Stock Option Plan may not exceed 2,000,000 (on a pre-reverse-split basis), subject to shareholder approval of the amendment to the 2003 Stock Option Plan. In addition, the aggregate number of shares of common stock subject to options granted pursuant to the 2003 Stock Option Plan during any calendar year to any one participant may not exceed 25,000 shares. References in the 2003 Stock Option Plan and in outstanding options to the number and type of shares or other securities subject thereto and generally, other references to numbers of shares in the 2003 Stock Option Plan, are subject to anti-dilution provisions for reorganizations, reclassifications, dividends (other than regular, quarterly cash dividends), or other distributions, stock splits, reverse stock splits, spin-offs or similar transactions, unless the terms of the transaction provide otherwise. The aggregate number of shares of common stock issued pursuant to the 2003 Stock Option Plan at any time may equal only the number of shares of common stock issued upon the exercise of options and not (i) returned to Adept upon cancellation, expiration or forfeiture of an award or (ii) delivered (either actually or by attestation) in payment or satisfaction of the exercise price or tax obligation with respect to an option.

Terms and Conditions of Options

Subject to the express provisions of the 2003 Stock Option Plan and as discussed below, the Compensation Committee has discretion to determine the exercise price and vesting schedule of options, the events causing an option to expire, the number of shares subject to any option, the restrictions on transferability of an option, and such further terms and conditions, in each case not inconsistent with the 2003 Stock Option Plan, as may be determined from time to time by the Compensation Committee.

Exercise Price. In no event may options be granted with an exercise price below 100% of the stock’s fair market value on the date of the grant. The Compensation Committee may not grant options with an exercise price of less than 110% of the stock’s fair market value on the date the Options are granted if the participant owns stock of Adept representing more than 10% of the combined voting power of all classes of stock of Adept.

Vesting. Except as otherwise required by the plan, unless the Compensation Committee provides otherwise, options granted under the 2003 Stock Option Plan become exercisable as to 25% of the options granted on the date which is one year after the date of the grant and as to 1/48th of the options granted each month thereafter (for a total of four year vesting).

Expiration. Options granted under the 2003 Stock Option Plan generally expire within one hundred twenty (120) months of the date of grant. Options that are intended to qualify as Incentive Stock Options (ISOs) under Section 422 of the Code, however, must expire within five years of the date of grant, if such options are granted to a participant who owns more than 10% of the combined voting power of all classes of stock of Adept.

Transferability, Payment and Other Provisions Applicable to Options. Options granted under the 2003 Stock Option Plan are nontransferable by the optionee other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime.

The Compensation Committee may permit the common stock purchased upon the exercise of any options granted under the 2003 Stock Option Plan, on an individual basis, to be paid for by cash or any other alternative means, including by an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, often referred to as a “same-day sale”. Without limiting the foregoing, Adept may extend a loan to the optionee (except for optionees who are also executive officers of Adept) to pay the exercise price and/or any taxes due in connection with the exercise of options, subject to the requirements of applicable law (including, without limitation, the applicable requirements of the Sarbanes-Oxley Act).

The Compensation Committee may provide that the shares of stock issued upon exercise of an option will be subject to additional conditions or agreements as the Committee in its discretion may specify before the exercise of the option, including conditions on vesting or the transferability of options, and forfeiture or repurchase provisions, subject to the option holder’s consent in certain circumstances.

Amendment and Termination

The 2003 Stock Option Plan provides that, unless approved by Adept’s shareholders, the 2003 Stock Option Plan may not be amended to: materially increase the maximum number of shares of common stock for which options may be granted under the 2003 Stock Option Plan or reduce (i.e., reprice) the exercise price of outstanding options. Subject to the foregoing limitations and except as otherwise required by law, the Board of Directors may periodically amend the 2003 Stock Option Plan without further shareholder approval. Unless earlier terminated by the Board, the 2003 Stock Option Plan will terminate on the tenth anniversary of its effective date.

Federal Income Tax Considerations

The 2003 Stock Option Plan provides for the issuance of both Incentive Stock Options (ISOs) and Non-Qualified Stock Options (NQSOs). The options granted under this plan will generally be intended to qualify as ISOs, to the extent permitted by the law, regulations, and the 2003 Stock Option Plan. The following is a general summary of the United States federal income tax consequences to Adept and the participants resulting from the grant and exercise of options granted under the 2003 Stock Option Plan and the disposition of the stock acquired upon the exercise of such options, referred to in this proxy statement as Option Shares. This summary is based on the federal income tax laws that are in effect as of the date of this proxy statement, all of which are subject to change on a retroactive or prospective basis. The summary does not purport to be complete and does not discuss any tax consequences under state, local or foreign tax laws. In addition, the tax consequences to a participant may differ depending upon the participant’s individual circumstances. Such consequences may also differ depending on whether the options granted under the 2003 Stock Option Plan qualify as ISOs or NQSOs, whether the Option Shares received upon exercise are vested (that is at the time of exercise they are no longer subject to repurchase upon termination of the participant’s employment), and on whether the participant makes an election under Section 83(b) of the Internal Revenue Code with respect to the unvested shares. Adept urges the participant to consult his or her personal tax advisor, prior to exercising his or her options, with regard to all tax consequences arising from the grant or exercise of options, and the disposition of any Option Shares, including the issues relating to whether and how to make a Section 83(b) election.

Incentive Stock Options

No taxable income is recognized by a participant at the time of the grant of an ISO. In addition, the participant will not recognize income for regular federal income tax purposes at the time of the exercise of an ISO. Moreover, the Internal Revenue Service, referred to in this proxy statement as the Service has recently announced that, until further guidance is issued by it, an employee will not be subject to FICA or FUTA taxes upon the exercise of an ISO. A participant may, however, be subject to alternative minimum tax upon the exercise of an ISO because the excess of the fair market value of the shares acquired upon the exercise of ISO (referred to throughout this proxy statement as the ISO Shares) over the exercise price must be included in “alternative minimum taxable income.” A participant’s basis in the ISO Shares for regular federal income tax purposes will generally be the price paid upon the exercise of the ISOs. Adept will not be entitled to a deduction at the time of the grant or the exercise of an ISO.

Disposition of ISOs. If the participant holds the ISO Shares for at least one year from the date of exercise and two years from the date the option was granted, referred to throughout this proxy statement as the ISO holding period, the participant generally will realize long term capital gain or loss upon disposition of the ISO Shares. This gain or loss will generally be equal to the difference between the amount realized upon the disposition and the amount paid for the ISO Shares upon exercise. Also, if the participant disposes of the ISO Shares after the expiration of the ISO holding period, “alternative minimum taxable income” of the participant is reduced in the year of the disposition by the excess of the fair market value of the ISO Shares at the time of the exercise over the amount paid for the ISO Shares.

If a participant disposes of the ISO Shares prior to the expiration of the ISO holding period, referred to throughout this proxy statement as a Disqualifying Disposition, the participant will have: (1) ordinary income in an amount equal to the lesser of (a) the sales price of the ISO Shares over the exercise price of the ISOs, and (b) the fair market value of the ISO Shares on the date of the exercise of the ISOs over that exercise price; (2) capital gain in amount equal to the sales price of the ISO Shares over the fair market value of the ISO Shares on the date of the exercise of the ISOs; and (3) capital loss in an amount equal to the excess, if any, of the exercise price of the ISO over the sales price of the ISO Shares.

The Service has recently announced that, until further guidance is issued by it, an employee will not be subject to FICA or FUTA taxes upon the disposition of ISO Shares and such disposition will not be subject to federal income tax withholding.

In the event of a Disqualifying Disposition of the ISO Shares, Adept will be entitled to a deduction to the extent that the participant realized ordinary income as a result of such Disqualifying Disposition, subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a tax reporting obligation.

Restricted ISO Shares. If the shares received upon exercise of an ISO are not fully vested at the time of exercise, the federal income tax consequences, including alternative minimum tax consequences, may vary depending on whether the participant files a Section 83(b) election. Failure to make the election could alter the timing and amount of alternative minimum tax, and could impact the participant’s ability to treat the income from a sale of the underlying ISO Shares as capital gain. Participants should consult their tax advisors, prior to exercising options, with regard to issues relating to whether and how to make the Section 83(b) election with respect to any unvested shares.

Nonqualified Stock Options

A participant will not recognize any taxable income when a NQSO is granted. If the shares that are received upon exercise of NQSO are vested, or if the participant makes a Section 83(b) election with respect to unvested shares acquired upon exercise of a NQSO, the participant will generally recognize ordinary income upon the exercise of the option equal to the excess of (a) the fair market value of the Option Shares (including any shares withheld to pay applicable withholding taxes) on the exercise date (determined without regard to any vesting restrictions) over (b) the purchase price paid for those shares. If the Option Shares received upon exercise of NQSOs are not vested and the participant does not make the Section 83(b) election, the participant will be taxed at ordinary income tax rates as those shares vest, and the amount of ordinary income for each Option Share (including any shares withheld to pay applicable withholding taxes) will equal the excess of the fair market value of the share on the date the share vests over the exercise price paid for the share. The ordinary income recognized by a participant will be subject to applicable tax withholding, including applicable income taxes, FICA, and FUTA. The holding period for the Option Shares generally will begin on the day after exercise, except that the holding period for Option Shares that are not vested upon exercise and for which no Section 83(b) election is made will begin just after the Option Shares become vested.

Upon a subsequent sale or other disposition of the Option Shares, the participant will recognize gain or loss equal to the difference between the amount realized on such disposition and the participant’s basis in those shares. The participant’s basis in the Option Shares will be equal to the exercise price of the NQSO plus the amount of ordinary income recognized by the participant as a result of the exercise of the NQSO (or the vesting of the share if applicable). Any gain or loss on the subsequent sale or disposition of the Option Shares generally will be treated as long-term or short-term capital gain or loss, depending on whether the holding period for the Option Shares exceeds one year at the time of the sale or other disposition. If the participant sells Option Shares that are acquired upon the exercise of options for an amount less than the participant’s tax basis in those shares, the capital loss on the sale generally will not offset the ordinary income resulting from the participant’s exercise of the options (except that the participant may use up to $3,000 of capital losses annually to offset ordinary income).

Adept generally will be entitled to a deduction in connection with a participant’s exercise of a NQSO or a participant’s receipt of restricted stock to the extent that the participant recognizes ordinary income, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

Miscellaneous Tax Issues

Generally, Adept will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with the exercise of NQSO or the vesting of restricted stock. The participant may be required to pay the withholding taxes to Adept or make other provisions satisfactory to Adept for the payment of the withholding taxes as a condition to the exercise of options or the receipt of unrestricted shares.

Special rules will apply in cases where a participant pays the exercise or purchase price of the option or applicable withholding tax obligations by delivering previously owned shares of stock or by reducing the amount of shares otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a Disqualifying Disposition with respect to ISO Shares. Participants should consult their own tax advisors regarding the consequences of the payment of exercise price by delivering previously owned shares.

Participation in the 2003 Stock Option Plan

The Compensation Committee has full discretion to determine the timing and recipients of any option grants under the 2003 Stock Option Plan and the number of shares subject to any such options, subject to an annual limitation on the total number of Options that may be granted to any participant of 25,000 shares.

As of the date of this proxy statement, options to purchase 195,000 shares of Adept common stock have been granted under the 2003 Stock Option Plan. Pursuant to the terms of the 2003 Stock Option Plan, no options have been granted to the current non-employee directors and the director nominees of Adept. All 195,000 options have been granted to employees of Adept who are not current executive officers of Adept.

Because the Compensation Committee has full discretion to grant options under the 2003 Stock Option Plan, it is not possible as of the date of this proxy statement to determine the benefits and amounts that will be received by executive officers and employees under the 2003 Stock Option Plan.

Adept recommends that shareholders vote FOR this proposal. The proxy will be voted FOR this proposal unless otherwise directed.

PROPOSAL THREE

APPROVAL OF 2004 DIRECTOR OPTION PLAN

In August 2004, the Board of Directors adopted the Adept Technology, Inc. 2004 Director Option Plan, referred to as the 2004 Director Plan, and reserved 300,000 shares of common stock for issuance thereunder on a pre-reverse split basis. If the reverse split included as Proposal Four is approved by the shareholders, the adjusted reserved shares under the 2004 Director Plan will be between 42,857 and 75,000, depending upon the ratio designated by the Board of Directors. As of the record date, no options to purchase shares of Adept common stock have been granted under the 2004 Director Plan. Due to the expiration of the 1995 Director Option Plan in 2005, the 2004 Director Plan will be Adept’s only equity compensation plan available for option grants to non-employee directors. Adept believes stock options are an important element of director compensation because they help ensure that directors’ interests are aligned with those of Adept’s shareholders. Further, stock options are a key part of a total compensation package designed to enable Adept to attract, retain, and motivate directors suitable to promote Adept’s growth and competitive success. At the annual meeting, the shareholders are being asked to approve the 2004 Director Plan.

As of September 24, 2004, Adept had 30,071,482 shares outstanding and approximately 115,000 shares subject to outstanding options for non-employee directors. On October 1, 2004, our common stock closed at a price of $1.47 per share and the weighted-average exercise price of outstanding options held by current non-employee directors was $7.55.

Vote Required

Approval of the 2004 Director Plan requires the affirmative vote of a majority of the shares represented and voting on this proposal at the annual meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. Because the affirmative vote of a majority of the quorum is required, if the number of abstentions or broker non-votes results in the votes “for” the proposal not equaling at least a majority of the quorum, the proposal will not be approved. This will be the case even though the number of votes “for” the proposal exceeds the number of votes “against” the proposal. Additionally, in the absence of an exemption from registration or waiver by regulatory authorities, in order to comply with requirements for registration under California state securities laws, the 2004 Director Plan may be required to be approved by the majority of outstanding shares entitled to vote. Accordingly, Adept is seeking the approval of the majority of outstanding shares entitled to vote on this proposal.

The Board of Directors recommends a vote FOR adoption of the Adept Technology, Inc. 2004 Director Option Plan.

Summary of 2004 Director Option Plan

The following is a summary of the 2004 Director Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

Overview

The 2004 Director Plan provides for non-discretionary grants of stock options. Options granted under the 2004 Director Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Code.

Purpose

The purposes of the 2004 Director Plan are to attract and retain the best available individuals for service as non-employee directors of Adept, to encourage their continued service as non-employee directors, and to provide non-employee directors with an increased economic and proprietary interest in Adept to encourage them to contribute to the success and progress of Adept. Adept believes stock options are an important element of director compensation because they help ensure that directors’ interests are aligned with those of Adept’s shareholders. Further, stock options are a key part of a total compensation package designed to enable Adept to attract, retain, and motivate directors suitable to promote Adept’s growth and competitive success.

Eligibility

The 2004 Director Plan provides that options may be granted only to members of Adept’s Board of Directors who are not employees of Adept or any of its affiliates. These individuals are referred to in this proxy statement as non-employee directors of Adept. Currently four of Adept’s five directors are non-employee directors and are eligible to participate in the 2004 Director Plan.

Administration

The 2004 Director Plan is administered by the Board of Directors of Adept, however, neither the Board, nor any other person, has any discretion to select which non-employee directors will be granted stock options under the 2004 Director Plan or to determine the number of shares to be covered by stock options granted to non-employee directors. The Board of Directors does have the authority to approve the form of stock option agreement that will be used to evidence grants of stock options under the 2004 Director Plan. The form of stock option agreement may only contain terms and conditions that are not inconsistent with the provisions of the 2004 Director Plan, as determined by the Board of Directors.

Stock Subject to the 2004 Director Plan

Subject to certain anti-dilution provisions discussed below, the aggregate number of shares of Adept’s common stock that may be issued pursuant to stock options granted under the 2004 Director Plan may not exceed 300,000 (on a pre-reverse split basis). Whenever any stock option expires, is canceled, forfeited or is otherwise terminated, in whole or in part, for any reason without having been exercised or payment having been made in respect thereof, the shares of Adept’s common stock subject to that portion of the stock option may again be the subject of stock options granted under the 2004 Director Plan. In addition, if any shares of Adept’s common stock are delivered to Adept in payment or satisfaction of the exercise price or tax obligation with respect to a stock option the maximum number of shares available for grants of future stock options under the 2004 Director Plan will be increased by that number of shares.

Terms and Conditions of Options

Non-Discretionary Grants. Stock option grants under the 2004 Director Plan are non-discretionary. Each person (other than a person who is already a member of Adept’s Board of Directors and also an employee of Adept or an affiliate) who first becomes a non-employee director of Adept after the effective date of the 2004 Director Plan is automatically granted, on the date such person becomes a non-employee director, a one-time option to purchase 15,000 shares (on a pre-reverse split basis) of Adept’s common stock. At the meeting of the Board of Directors that next follows the annual meeting of Adept’s shareholders in each year that the 2004 Director Plan is in effect, each non-employee director who has been a director for at least six months prior to such meeting of the Board of Directors is automatically granted an option to purchase 5,000 shares of Adept’s common stock (on a pre-reverse split basis).

Exercise Price. In no event may options be granted with an exercise price below 100% of the stock’s fair market value on the date of the grant. In addition, the exercise price for options granted to participants who own stock of Adept representing more than 10% of the combined voting power of all classes of stock of Adept may not be less than 110% of the stock’s fair market value on the date of the grant.

Vesting. Each stock option granted under the plan becomes exercisable over a four year period following the date of grant. Stock options granted upon a person first becoming a non-employee director become exercisable as to one-fourth of the shares subject to the stock option on the first anniversary of the grant date and then at a rate of 1/48th of the shares each month thereafter. Subsequent stock option grants become exercisable at a rate of

1/48th of the shares subject to the stock option on each monthly anniversary of its date of grant, beginning with the first such monthly anniversary. In all cases, vesting is conditioned upon continued service from the grant date and during each vesting period by the non-employee director as a director of Adept.

Expiration. Options granted under the 2004 Director Plan expire ten years after the date of grant.

Termination of Service as a Director. If the non-employee director’s status as a director of Adept is terminated for any reason, other than death or disability, stock options may be exercised to the extent they were exercisable on the date of termination within three months after the termination, but in no event later than the expiration date of the term of the stock option. If a non-employee director should die or become disabled while a director of Adept, stock options may be exercised to the extent they were exercisable on the date of termination at any time within twelve months after the date of death or disability but in no event later than the expiration of the term of the stock option.

Transferability, Payment and Other Provisions Applicable to Options. Unless otherwise determined by Adept’s Board of Directors, stock options granted under the 2004 Director Plan are nontransferable by the optionee other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime, or upon the death of a Director, his or her successors or assigns. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2004 Director Plan as may be determined by Adept’s Board of Directors.

Adjustment Upon Changes in Capitalization or Merger

If there is any change in the stock subject to the 2004 Director Plan or subject to any option granted under the 2004 Director Plan through a stock split, reverse stock split, stock dividend, combination or reclassification of Adept’s common stock, or any other increase or decrease in the number of issued shares of Adept’s common stock effected without receipt of consideration by Adept, the number of shares authorized for issuance under the 2004 Director Plan, the number of shares subject to non-discretionary stock option grants and the number of shares subject to and per share exercise price of stock options outstanding under the 2004 Director Plan will be proportionately adjusted.

In the event of a proposed sale of the assets of Adept or the merger of Adept with or into another corporation, all stock options outstanding under the 2004 Director Plan may be assumed or an equivalent option may be substituted by the successor corporation. If a stock option is assumed or substituted with an equivalent option, the stock option or equivalent option will continue to vest as described above for so long as the non-employee director remains a director of Adept, the successor corporation or an affiliate, but upon the termination of his or her status as a director of Adept, the successor or an affiliate, all of his or her outstanding stock options shall become immediately and fully vested and exercisable. If the successor corporation does not agree to assume stock options granted under the 2004 Director Plan or to substitute them with an equivalent option, each such outstanding stock option shall become fully vested and exercisable on the date that the non-employee director is notified that his or her stock options will not be assumed or substituted and remain exercisable for a period of thirty days thereafter.

Amendment and Termination

The Board of Directors may amend, alter, suspend, or terminate the 2004 Director Plan at any time. Approval of Adept’s shareholders is required for any amendment to the 2004 Director Plan to the extent necessary or desirable to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act, or any successor rule or statute or other applicable law, including the requirements of any exchange or automatic quotation system on which Adept’s common stock may be listed. No action by Adept’s Board of Directors or shareholders may alter or impair any option previously granted under the 2004 Director Plan without the consent of the non-employee director. Unless terminated earlier, the 2004 Director Plan will terminate ten years after its effective date and no further options will be granted.

Federal Income Tax Considerations

The following is a general summary of the United States federal income tax consequences to Adept and the participants resulting from the grant and exercise of options granted under the 2004 Director Plan and the disposition of the stock acquired upon the exercise of such options. This summary is based on the federal income tax laws that are in effect as of the date of this proxy statement, all of which are subject to change on a retroactive or prospective basis. The summary does not purport to be complete and does not discuss any tax consequences under state, local or foreign tax laws. In addition, the tax consequences to a participant may differ depending upon the participant’s individual circumstances. Adept urges the participant to consult his or her personal tax advisor, prior to exercising his or her options, with regard to all tax consequences arising from the grant or exercise of options, and the disposition of any stock acquired pursuant to the exercise of an option.

Stock options granted under the 2004 Director Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

There are no tax consequences to the non-employee director or Adept by reason of the grant of a stock option under the 2004 Director Plan. Upon exercise of the stock option, the non-employee director generally will recognize taxable ordinary income equal to the excess of Adept’s common stock’s fair market value on the exercise date over the option exercise price, and Adept will be entitled to a deduction in the same amount. Upon disposition of the stock acquired upon exercise of an option, the optionee generally will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid to exercise the stock option plus any amount recognized as ordinary income upon exercise of the option. This gain or loss will be long or short term depending on whether or not the stock was held for more than one year. A director’s disposition of stock acquired upon exercise of a stock option has no tax consequences to Adept.

New Plan Benefits

Options under the 2004 Director Plan may only be granted to non-employee directors of Adept. As a result, Adept’s non-employee directors, as a group, will receive all stock options that may be granted under the 2004 Director Plan.

Adept recommends that shareholders vote FOR this proposal. The proxy will be voted FOR this proposal unless otherwise directed.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of June 30, 2004, including Adept’s 1995 Director Option Plan, 1993 Stock Plan, 2001 Stock Option Plan, 2003 Stock Option Plan and our 1998 Employee Stock Purchase Plan, referred to as the ESPP. Adept’s 1993 Stock Plan expired in April 2003 and no new options will be granted under the 1993 Plan. Adept also expects that no additional options will be granted under the 1995 Director Option Plan.

In October 2003, the Board of Directors amended the 1995 Director Option Plan and the 2001 Stock Option Plan to require shareholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under such plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,136,417	(1)	$5.09	1,654,736	(3)

Equity compensation plans not approved by security holders (2)	1,831,167		$1.65	768,633

Total	3,967,584		$4.09	2,423,369

(1)	Excludes purchase rights accruing under our 1998 Employee Stock Purchase Plan, for which remaining available rights are included in column (c).
(2)	Issued under our 2001 Stock Option Plan. The Board of Directors adopted the 2001 Plan in August 2001 and provided that 2,600,000 shares of common stock be reserved for issuance under the 2001 Plan. Options under the 2001 Plan may be granted, as complies with applicable law, to employees either from time to time at the discretion of the Compensation Committee of the Board of Directors or automatically upon the occurrence of specified events, including, without limitation, reduction of at will employees’ salaries and the achievement of performance goals. The exercise price of the options is at 100% of the fair market value of Adept’s common stock on the date of the grant. Options generally vest over a time period specified by the Compensation Committee. However, at the Compensation Committee’s discretion, options granted for reduction of at will employees’ salaries will vest in equal monthly increments over the salary reduction period. All stock options granted under the 2001 Plan have an expiration date of 10 years from the date of the grant. In October 2003, the Board amended the 2001 Plan to require shareholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under the plan.
(3)	Includes 1,325,736 shares available for issuance under the 1998 Employee Stock Purchase Plan as of July 1, 2004. The aggregate number of shares of Adept common stock available for issuance under the 1998 Employee Stock Purchase Plan is subject to an annual increase as of the first day of Adept’s fiscal year in an amount equal to the lesser of: (i) 600,000 shares, (ii) 3% of the common stock outstanding on the last day of the prior fiscal year, or (iii) a lesser amount as determined by Adept’s Board of Directors. At June 30, 2004, 3% of Adept’s outstanding shares was equal to approximately 897,298 shares, thus the authorized shares were increased by 600,000. Also includes 305,000 shares available for issuance at the end of fiscal 2004 under the 2003 Stock Option Plan, excluding shares subject to the amendment currently proposed for shareholder approval at the 2004 annual meeting of shareholders.

PROPOSAL FOUR

REVERSE STOCK SPLIT

General

The Board of Directors has approved and is hereby soliciting shareholder approval of the Amendment to Adept’s Amended and Restated Articles of Incorporation, attached as Appendix C to this proxy statement, referred to as the Certificate of Amendment in this proxy statement, to effect a reverse stock split at a specific ratio, ranging from one-to-four shares to one-for-seven shares. The Board of Directors will effect the reverse stock split at the most favorable time, at the most favorable ratio within the above range, in its sole discretion, but in no event later than February 28, 2005. If approved and effected, the reverse stock split will be realized simultaneously for all outstanding common stock and the ratio will be the same for all outstanding common stock. The reverse stock split will affect all of Adept’s shareholders uniformly and will not affect any shareholder’s percentage ownership interests except to the extent that the reverse stock split would result in any of Adept’s shareholders receiving cash in lieu of fractional shares. As described below, shareholders otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares.

The principal effect of a reverse stock split at a ratio within the above range will be that:

•	The number of shares of authorized common stock will be reduced from 70,000,000 to between 10,000,000 and 17,500,000;

•	The number of shares of authorized preferred stock will be reduced from 5,000,000 to between 714,285 and 1,250,000;

•	The number of shares of common stock issued and outstanding will be reduced from approximately 30.2 million shares to between approximately 7.5 and 4.3 million shares;

•	Proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options, warrants and other convertible securities entitling the holders to purchase shares of Adept common stock, which will result in the same aggregate exercise price to be paid for such options and warrants upon exercise immediately preceding the reverse stock split; and

•	The number of shareholders who own odd lots (less than 100 shares) will increase. Shareholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

The following tables summarize, by way of example, assuming certain exchange ratios within the one-for-four to one-for-seven ratio, the total outstanding common stock and common stock equivalents before and after the proposed reverse stock split:

	Share or Share Equivalents Outstanding
	Before Reverse Stock Split
	Number	% of Total
Common Stock Outstanding	30,071,482	70%
Common Stock Options Outstanding	4,154,540	10%
Common Stock Warrants Outstanding	5,655,560	13%
Convertible Note Outstanding	3,000,000	7%
Total Common Stock and Common Stock Equivalents Outstanding	42,881,582	100%

	Share or Share Equivalents Outstanding
	After Reverse Stock Split of one-for-four	After Reverse Stock Split of one-for-five	After Reverse Stock Split of one-for-six	After Reverse Stock Split of one-for-seven
	Number	Number	Number	Number
Common Stock Outstanding	7,517,870	6,014,296	5,011,913	4,295,926
Common Stock Options Outstanding	1,038,635	830,908	692,423	593,505
Common Stock Warrants Outstanding	1,413,890	1,131,112	942,593	807,937
Convertible Note Outstanding	750,000	600,000	500,000	428,571
Total Common Stock and Common Stock Equivalents Outstanding	10,720,395	8,576,316	7,146,929	6,125,940

Adept is not requesting approval of the reverse stock split in connection with a “going-private” transaction. There is no plan or contemplated plan by Adept to take itself private at the date of this proxy statement. Adept is recommending that the shareholders approve the reverse stock split for a number of reasons. One reason is Adept’s desire to upgrade its stock listing to a NASDAQ Small-Cap or National Market or AMEX listing, which requires minimum trading prices. Adept was delisted by NASDAQ on April 15, 2003 due to non-compliance with the minimum net book value requirement and minimum trading price requirement. Since then Adept’s stock has traded on the OTCBB under the symbol ADTK.OB. Even if the reverse stock split is approved, Adept will still need to satisfy other requirements that it presently does not meet in order to obtain such listing. Adept intends to effect NASDAQ or AMEX listing as soon as practicable after it satisfies all such listing requirements.

During the past year Adept has divested itself of certain assets comprising one business segment, recruited new management and added a board member, and is working to return the business to a profitable enterprise with positive cash flow and working capital. The Board of Directors believes it is in the best interest of the shareholders to reduce the number of shares of common stock outstanding and thereby attempt to proportionally raise the reported earnings per share and per share price of Adept’s common stock. A higher per share price may meet investing guidelines for certain institutional investors and investment funds and may eliminate the stigma of being a “penny stock.” Many institutional investors will not invest in bulletin board companies and those that do will expect Adept to be moving toward an upgraded listing as a pre-requisite to investment in Adept. The Board also believes that shareholders will benefit from lower transaction costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of Adept’s common stock. In addition, Adept would like to utilize its common stock for future acquisitions or other business opportunities that become available to it. A NASDAQ or AMEX listing will significantly enhance Adept’s ability to use its stock in acquisitions.

Other reasons for recommending that the shareholders approve the reverse stock split include Adept’s desire to report meaningful earnings per share amounts on a quarterly basis. Under the current arrangement, Adept’s earnings per share are reported in pennies per common share on a quarterly basis.

Risk Factors Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of Adept common stock (the aggregate value of all common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of Adept common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of Adept common stock outstanding before the reverse stock split. For example, based on the closing price on the OTCBB of Adept common stock on October 1, 2004 of $1.47 there can be no assurance that the post-split market price under a one-for-four ratio would be $5.88 per share or greater, or under a one-for-seven ratio would be $10.29 per share or greater.

Accordingly, the total market capitalization of Adept common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split. Moreover, in the future, the market price of Adept common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. In addition, other factors such as the extent of analyst coverage may affect both institutional awareness of and interest in Adept. As a result, the trading liquidity of Adept’s common stock may not necessarily improve.

If the reverse stock split is effected and the market price of Adept common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of Adept common stock will, however, also be based on Adept’s economic performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of Adept common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Our common stock is traded on the OTCBB. Currently, trading of our common stock is thin and sporadic. As a result, orders that are significant in size can affect the price of our common stock. If the reverse stock split is effected, it will decrease the number of shares outstanding, giving individual orders the potential to create increased volatility in our stock price. Further, such thin trading may adversely impact the ability of shareholders to effect sales of Adept common stock of any meaningful volume. In addition, there is a chance that insufficient shares will be generally available to fulfill large institutional orders, thereby moderating institutional interest in the stock.

Effect on Fractional Shareholders

In lieu of issuing fractional shares, Adept may either: (i) directly pay each shareholder who would otherwise be entitled to receive a fractional share an amount in cash equal to the value of such fractional shares, based on the fair market value (post reverse-split) as determined by the Board of Directors, or (ii) make arrangements with its transfer agent to aggregate all fractional shares otherwise issuable in the reverse stock split and sell those whole shares as soon as possible after the effective date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his or her ratable portion of the sale proceeds. No transaction costs will be assessed on this sale. However, the proceeds will be subject to federal income tax. In addition, you will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date you receive your payment for the cashed-out shares. The payment amount will be paid to the holder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, you will have no further interest in Adept with respect to your cashed-out fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

Effect on Beneficial Shareholders

Upon a reverse stock split, we intend to treat shareholders holding common stock in “street name”, through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding Adept common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Outstanding Options and Warrants

Upon a reverse stock split, all outstanding options, warrants and future or contingent rights to acquire common stock will be adjusted to reflect the reverse stock split. With respect to outstanding options and warrants to purchase common stock, the number of shares of common stock that such holders may purchase upon exercise of such options or warrants will decrease, and the exercise prices of such options or warrants will increase, in proportion to the fraction by which the number of shares of common stock underlying such options and warrants are reduced as a result of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the ratio of the reverse stock split. The number of shares of common stock to be received pursuant to outstanding contingent rights and conversion rights, including but not limited to the Convertible Subordinated Note issued to Tri-Valley Campus, LLC, dated August 6, 2003, will also be adjusted proportionally to reflect the reverse stock split.

Effect on Registered Shareholders Holding Certificates

Registered shareholders will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing your pre-reverse stock split shares to the transfer agent. Shareholders should not send in certificates until they receive a transmittal form from Adept’s transfer agent. Upon receipt of your stock certificate, you will be issued a new certificate for the appropriate number of shares.

No new shares will be issued to you until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent.

If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Effect on Fractional Shareholders.”

Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Procedure for Effecting the Reverse Stock Split

If the shareholders approve the proposal to amend the Amended and Restated Articles of Incorporation to effect the reverse stock split, the Board of Directors will effect the reverse stock split prior to February 28, 2005, by filing the Certificate of Amendment with the Secretary of State of the State of California. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of California and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

No Dissenters Rights

In connection with the approval of the reverse stock split, shareholders of Adept will not have a right to dissent and obtain payment for their shares under California law or Adept’s Amended and Restated Articles of Incorporation or bylaws.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax code as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. In general, shareholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The shareholder’s holding period for the post-reverse stock split shares will be the same as the holding period during which the shareholder held the pre-reverse stock split shares. The receipt of cash instead of a fractional share of common stock by a United States holder of common stock will result in a taxable capital gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The capital gain or loss will constitute a long-term capital gain or loss if the shareholder’s holding period is greater than one year as of the effective date.

Adept’s views above regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each shareholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Accounting Matters

Adept’s common stock is without par value, therefore, there will be no change in Adept’s stated capital attributed to the common stock as a result of the reverse stock split. Authorized but unissued common stock will be adjusted for the reverse stock split, and Adept’s financial statements will be adjusted to reflect adjusted issued and outstanding share numbers. Net income or loss per share will be restated on a retroactive basis since there will be fewer common shares outstanding after the reverse stock split.

Vote Required

Approval of the Certificate of Amendment and the reverse stock split will require the affirmative vote of a majority of the issued and outstanding shares of Adept common stock.

Adept recommends that shareholders vote FOR approval of the form of the Certificate of Amendment to effect a reverse stock split of the capital stock at a ratio to be determined by the Board of Directors, within the range of one-for-four to one-for-seven. The proxy will be voted FOR this item unless otherwise directed.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP has audited Adept’s accounts for the fiscal year ended June 30, 2004. The Audit Committee of the Board of Directors has selected Ernst & Young LLP as independent auditors of Adept for the fiscal year ending June 30, 2005 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Shareholder ratification of the selection of Ernst & Young LLP as Adept’s independent auditors is not required by Adept’s bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year, if it determines that such a change would be in the best interests of Adept and its shareholders. A representative of Ernst & Young LLP is expected to be present at the annual meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR the selection of Ernst & Young LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2005. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Ernst & Young LLP.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee primarily assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting and financial reporting practices of Adept and reviewing the independence and performance of Adept’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process. Adept’s independent auditors are responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States.

During fiscal 2004, the Audit Committee met with Adept’s independent auditors to discuss the overall scope and plans for the fiscal 2004 year end audit. In addition, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements as of and for the fiscal year ended June 30, 2004. The Audit Committee also reviewed and discussed the independent auditor’s evaluation of internal controls, and the results of the independent auditors’ examination of the financial statements, both with and without the presence of management.

In addition, the Audit Committee has discussed with the independent auditors their judgments as to the acceptability and quality of Adept’s accounting principles, and such other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Adept and its management. In addition, the Audit Committee has considered whether the independent auditors’ provision of other non-audit services to Adept is compatible with their independence. The Audit Committee did not identify any factors that would indicate the impairment of such independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the SEC. The Audit Committee also recommended the reappointment of Ernst & Young LLP as independent auditors of Adept and the Board concurred with such recommendation.

Respectfully submitted by the Audit Committee of the Board of Directors of Adept Technology, Inc. for the fiscal year ended June 30, 2004.

Ronald E.F. Codd, Chairman

Michael P. Kelly

Cary R. Mock

FEES BILLED TO ADEPT BY ERNST & YOUNG LLP DURING FISCAL YEARS 2003 AND 2004

The following table presents fees billed to Adept for professional services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2004 and June 30, 2003.

	Fiscal Year Ended June 30, 2004		Fiscal Year Ended June 30, 2003
	(in thousands)
Audit Fees (1)	$410,400		$370,000
Audit-Related Fees	—		3,470	(2)

Audit and audit-related fees	410,400		373,470
Tax Fees (3)	7,269	(4)	52,549	(5)
All Other Fees	—		20,000	(6)

Total fees	$417,669		$446,019

(1)	Includes fees for the audit of Adept’s consolidated financial statements included in Adept’s Annual Report on Form 10-K, fees for the review of the interim condensed consolidated financial statements included in Adept’s Quarterly Reports on Form 10-Q, and fees for services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Adept’s consolidated financial statements that are not reported under “Audit Fees.” For fiscal 2003, these services included accounting assistance with the Meta Controls acquisition.
(3)	Includes fees for tax compliance, tax advice and tax planning.
(4)	Tax Fees for fiscal 2004 consisted of tax services performed relating to a former expatriate employee.
(5)	Tax Fees for fiscal 2003 consisted of federal and state income tax service, as well as tax services performed relating to a former expatriate employee.
(6)	All other fees for fiscal 2003 related to real estate advisory services regarding the San Jose and Livermore, California facilities.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND

PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit and permissible non-audit services provided by Ernst & Young LLP prior to the engagement of Ernst & Young LLP with respect to such services. As the Audit Committee has not delegated any pre-approval authority, The Audit Committee has not adopted any specific pre-approval policies and procedures for the engagement of its independent auditors. None of the services described in the table above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

The Audit Committee has determined that the fees for services rendered were compatible with maintaining Ernst & Young LLP’s independence from Adept.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Adept common stock held by:

•	each person known by Adept to beneficially own more than 5% of Adept’s outstanding common stock;

•	each director of Adept;

•	each of the executive officers and former executive officers of Adept named in the Summary Compensation Table below; and

•	all current directors and executive officers of Adept as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options or issuable upon conversion of convertible securities currently exercisable or exercisable within 60 days after the record date are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the principal address of each of the following persons is c/o Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551.

	Common Shares Beneficially Owned (1)
Beneficial Owner	Number	Percent
Jon D. Gruber and J. Patterson McBaine (2) c/o Gruber & McBaine Capital Management, LLC 50 Osgood Place San Francisco, California 94133	3,733,331	12.4%

JDS Uniphase Corporation (3) 210 Baypointe Parkway San Jose, California 95134	2,955,635	9.8%

Kopp Investment Advisors, LLC (4) 7701 France Avenue South, Suite 500 Edina, Minnesota 55435	1,282,530	4.3%

Austin W. Marxe and David M. Greenhouse (5) c/o Special Situations Funds 153 East 53rd Street New York, NY 10022	13,333,350	44.3%

State of Wisconsin Investment Board (6) 121 East Wilson St., 2nd Floor Madison, Wisconsin 53707	1,850,000	6.2%

Tri-Valley Campus I, LLC (7) 2755 Campus Drive, Suite 100 San Mateo, California 94403	3,000,000	10.0%

Robert H. Bucher (8)	156,250	*

Brian R. Carlisle (9)	522,237	*

Matthew Murphy (10)	103,541	*

Michael W. Overby (11)	249,055	*

Ronald E.F. Codd (12)	24,125	*

Michael P. Kelly (13)	30,125	*

Robert J. Majteles (14)	3,750	*

Cary R. Mock (15)	33,125	*

All current executive officers and directors as a group (11 persons) (16)	611,610	2.0%

*	Less than 1%

This table is based upon information supplied by officers, directors and principal shareholders, and Schedules 13D and 13G filed with the SEC. Beneficial ownership of greater than five percent of Adept’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC except as noted below, while beneficial ownership of executive officers and directors is as of September 24, 2004.

(1)	Applicable percentage ownership for all shareholders other than Jon D. Gruber and J. Patterson McBaine (“Gruber and McBaine”), Austin W. Marxe and David M. Greenhouse (“Marxe and Greenhouse”), and Tri-Valley Campus I, LLC is based on 30,071,482 shares of common stock outstanding as of the record date together with options for the applicable shareholder currently exercisable or exercisable within 60 days after the record date. The number of shares outstanding for the calculation of percentage of ownership for Gruber and McBaine and Marxe and Greenhouse includes shares of common stock for which Gruber and McBaine or Marxe and Greenhouse, respectively, have the right to acquire beneficial ownership through conversion of warrants issued on November 18, 2003. The number of shares outstanding for the calculation of percentage of ownership for Tri-Valley includes shares of common stock for which Tri-Valley has the right to acquire beneficial ownership through conversion of a convertible subordinated note issued by Adept to Tri-Valley on August 6, 2003. See Note 2 below for more information regarding Gruber and McBaine; Note 5 below for more information regarding Marxe and Greenhouse; and Note 7 below for more information regarding Tri-Valley.
(2)	Reflects ownership as reported on Schedule 13G filed with the SEC on February 13, 2004. As set forth in the filing, this figure represents shares beneficially owned by (i) Gruber and McBaine Capital Management, LLC (“GMCM”), a registered investment advisor, (ii) Jon D. Gruber, (iii) J. Patterson McBaine, (iv) Eric B. Swergold, and (v) Lagunitas Partners. GMCM beneficially owns 2,986,165 shares of Adept common stock, has shared voting power over 2,986,165 shares, and shared dispositive power over 2,986,165 shares. Mr. Gruber has beneficial ownership of 3,327,998 shares of Adept common stock, sole voting power and sole dispositive power over 341,833 shares and shared voting power and shared dispositive power over 2,986,165 shares. Mr. McBaine has beneficial ownership of 3,391,498 shares of Adept common stock, sole voting power and sole dispositive power over 405,333 shares and shared voting power and shared dispositive power over 2,986,165 shares. Mr. Swergold beneficially owns 2,986,165 shares of Adept common stock and has shared voting power and shared dispositive power over 2,986,165 shares. Lagunitas Partners beneficially owns 2,212,499 shares of Adept common stock and has shared voting power and shared dispositive power over 2,212,499 shares. Mr. Gruber and Mr. McBaine are the managers, controlling persons and portfolio managers of GMCM. Lagunitas Partners is an investment limited partnership of which GMCM is the general partner.
(3)	Reflects ownership as reported on Schedule 13G filed with the SEC on November 20, 2003 by JDS Uniphase Corporation, or JDSU and as updated by JDSU to Adept.
(4)	Reflects ownership as reported on Schedule 13G/A filed with the SEC on January 23, 2004 by Kopp Investment Advisors, LLC, or KIA. As set forth in KIA’s filing, this figure represents shares beneficially owned by (i) KIA, a registered investment advisor, (ii) Kopp Holding Company, LLC, (iii) Kopp Holding Company and (iv) LeRoy C. Kopp individually and through his control over Kopp Holding Company, LLC, which is the sole owner of KIA, through Kopp Holding Company. KIA beneficially owns 1,107,530 shares of Adept common stock, has sole voting power over 959,330 shares, sole dispositive power over 580,000 shares and shared dispositive power over 392,530 shares. Each of Kopp Holding Company, LLC and Kopp Holding Company also beneficially owns 1,107,530 shares of Adept common stock. Mr. Kopp has beneficial ownership of 1,282,530 shares of Adept common stock and sole voting and dispositive power over 310,000 shares of Adept common stock.
(5)

Reflects ownership as reported on Schedule 13D filed with the SEC on November 26, 2003 by Marxe and Greenhouse who beneficially own 8,888,900 shares of Adept common stock and 4,444,450 warrants which consists of: (i) 1,111,110 shares of common stock, and warrants to purchase 555,550 shares of common stock owned by Special Situations Cayman Fund, L.P.; (ii) 3,333,400 shares of common stock, and warrants to purchase 1,666,700 shares of common stock owned by Special Situations Fund III, L.P.; (iii) 2,222,200 shares of common stock, and warrants to purchase 1,111,100 shares of common stock owned by Special

Situations Private Equity Fund, L.P.; (iv) 366,700 shares of common stock, and warrants to purchase 183,350 shares of common stock owned by Special Situations Technology Fund, L.P. and (v) 1,855,500 shares of common stock, and warrants to purchase 927,750 shares of common stock owned by Special Situations Technology Fund II, L.P. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of and investment adviser to Special Situations Cayman Fund, L.P. and the general partner of MGP Advisers Limited Partnership. MGP Advisers Limited Partnership serves as the general partner of and investment advisor to Special Situations Fund III, L.P. Marxe and Greenhouse are also members of MG Advisers L.L.C., the general partner of and investment advisor to Special Situations Private Equity Fund, L.P., and members of SST Advisers, L.L.C., the general partner of and investment adviser to Special Situations Technology Fund, L.P. and Special Situations Technology II, L.P. Marxe and Greenhouse share voting and investment power over the shares owned by Special Situations Cayman Fund, L.P., Special Situations Funds III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., and Special Situations Technology Fund II, L.P.

(6)	Reflects ownership as reported on Schedule 13G/A filed with the SEC on February 11, 2004 by the State of Wisconsin Investment Board which beneficially owns 1,850,000 shares of Adept common stock, has sole voting power of 1,850,000 shares and sole dispositive power of 1,850,000 shares.
(7)	Reflects ownership as reported on Schedule 13D filed with the SEC on January 23, 2004 by Tri-Valley Campus I, LLC. As set forth in Tri-Valley’s filing, this figure represents shares beneficially owned by Tri-Valley and by Tri-Valley Technology Park LLC (“TVTP”), which is the managing member of Tri-Valley. Tri-Valley has the right to acquire these 3,000,000 shares upon conversion of a three year, $3,000,000 convertible subordinated note issued by Adept in favor of Tri-Valley, on August 6, 2003, bearing an interest rate of 6.0% and a right to convert into common stock at an exercise price of $1.00 per share. Under the terms of the convertible subordinated note, Tri-Valley may elect at any time to convert all or any part of the outstanding principal balance of the convertible subordinated note into shares of Adept common stock and the resulting shares carry certain rights, including piggyback registration rights, participation rights and co-sale rights in equity sales by Adept. The principal balance of the convertible subordinated note is $3,000,000, convertible into 3,000,000 shares of Adept common stock if Tri-Valley were to elect to convert 100% of the principal balance into Adept common stock. Adept may elect to convert interest owing under the convertible subordinated note into common stock. To the knowledge of Adept, Tri-Valley does not have ownership of any outstanding shares of common stock at this time and currently has no voting power or dispositive power over any outstanding shares of Adept common stock. Upon any election by Tri-Valley to convert amounts owing under the convertible subordinated note into shares of common stock, Tri-Valley may be deemed to have sole voting power over the common stock issued pursuant to the conversion and sole dispositive power over the common stock issued pursuant to the conversion. In addition, by reason of its position as managing member of Tri-Valley, TVTP may be deemed to have beneficial ownership of, and sole voting power and sole dispositive power over the common stock issued pursuant to any election by Tri-Valley to convert amounts owing under the convertible subordinated note. Lehman Brothers Holdings, Inc., a public entity, by reason of its indirect interest in TVTP, has voting and dispositive power over the common stock issued pursuant to any election by Tri-Valley to convert amounts owing under the convertible subordinated note.
(8)	Includes 156,250 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Bucher joined Adept as Chairman of the Board and Chief Executive Officer in November 2003.
(9)	Includes 522,237 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Carlisle served as Chairman of the Board and Chief Executive Officer of Adept from June 1983, when he co-founded Adept, until November 4, 2003. Mr. Carlisle served as President of Adept from November 4, 2003 until December 5, 2003.
(10)	Includes 99,019 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Murphy joined Adept in March 2001 as Vice President of Engineering. In March 2004, Mr. Murphy was appointed Vice President, Operations and Product Development.

(11)	Includes 227,586 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Overby served as Vice President of Finance and Chief Financial Officer of Adept until June 2004, at which time he was appointed as Vice President, Finance-Chief Accounting Officer until September 30, 2004.
(12)	Includes 19,125 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Codd is a director of Adept.
(13)	Represents 30,125 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Kelly is a director of Adept.
(14)	Represents 3,750 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Majteles is a director of Adept.
(15)	Represents 33,125 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Mock is a director of Adept.
(16)	Includes 532,760 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Includes executive officers and directors as of the date of this proxy statement.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following Summary Compensation Table sets forth certain information regarding the compensation of Adept’s Chief Executive Officer and former Chief Executive Officer for the fiscal year ended June 30, 2004 and the other two most highly compensated executive officers of Adept who earned at least $100,000 for the fiscal year ended June 30, 2004, referred to as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

	Fiscal Year				Long-Term Compensation Awards		All other Compensation
		Annual Compensation (1)			Number of Securities Underlying Options
Name and Principal Position		Salary		Bonus
Robert H. Bucher Chief Executive Officer and Chairman of the Board (2)	2004 2003 2002	$167,308 — —		— — —	650,000 — —		$833 — —	(7)

Brian R. Carlisle Former Chief Executive Officer and Chairman of the Board, Former President (3)	2004 2003 2002	153,614 207,132 225,903	(4) (5)	— — —	— — 140,504	(6)	134,505 17,299 19,144	(7) (8) (9)

Matthew Murphy Vice President, Operations and Product Development	2004 2003 2002	185,712 143,966 150,579		— 20,000 40,000	75,000 40,000 19,460		10,208 9,860 9,920	(7) (8) (9)

Michael W. Overby Former Vice President of Finance and Chief Financial Officer, Former Vice President, Finance-Chief Accounting Officer	2004 2003 2002	184,965 164,794 62,133	(4) (5)	— — —	40,000 — 147,500	(6)	10,108 10,009 10,377	(7) (8) (9)

(1)	Other than salary, bonus and all other compensation described in this table, Adept did not pay the Named Executive Officers any compensation, including incidental personal benefits that in the aggregate constituted an excess of 10% of the executive officer’s salary.
(2)	Mr. Bucher has served as Adept’s Chief Executive Officer and as Chairman of the Board of Directors since November 4, 2003.
(3)	Mr. Carlisle served as Adept’s Chief Executive Officer and Chairman of the Board from June 1983 to November 2003, therefore his reported compensation for fiscal years 2002 and 2003 reflects his compensation as Chief Executive Officer of Adept for the entirety of each of those respective fiscal years. In November 2003, Mr. Carlisle resigned as Chief Executive Officer and Chairman of the Board to serve as Adept’s President. Effective December 5, 2003, Mr. Carlisle ceased employment with Adept and no longer serves as President.
(4)	During fiscal 2003, Mr. Carlisle voluntarily elected to forego an additional $67,404 otherwise payable in salary and Mr. Overby voluntarily elected to forego an additional $52,538 otherwise payable in salary. These salary reduction amounts are reflected in the “Salary” column for the Named Executive Officers described in this table such that their total compensation without the reduction would have equaled the sum of the amount disclosed in this footnote plus the amount set forth in the “Salary” column above. Adept has no obligation to pay these salary reduction amounts. See also footnote 6 of this Summary Compensation Table.
(5)

During fiscal 2002, Mr. Carlisle voluntarily elected to forego an additional $95,489 otherwise payable in salary and Mr. Overby voluntarily elected to forego an additional $86,752 otherwise payable in salary.

These salary reduction amounts are reflected in the “Salary” column for the Named Executive Officers described in this table such that their total compensation without the reduction would have equaled the sum of the amount disclosed in this footnote plus the amount set forth in the “Salary” column above. Adept has no obligation to pay these salary reduction amounts. See also footnote 6 of this Summary Compensation Table.

(6)	In October 2001, in lieu of salary voluntarily forgone during October through December 2001, Mr. Carlisle was granted 16,850 options, and Mr. Overby 25,000 options. In December 2001, in lieu of salary voluntarily forgone in January 2002 through December 2002, Mr. Carlisle was granted 67,404 options, and Mr. Overby 100,000 options.
(7)	Other compensation for fiscal 2004 consists of (i) group term life excess premiums of $490 for Mr. Bucher, $280 for Mr. Carlisle, $806 for Mr. Murphy, and $706 for Mr. Overby, (ii) automobile allowance of $4,032 for Mr. Carlisle, $8,736 for Mr. Murphy, and $8,736 for Mr. Overby, (iii) supplemental life insurance premiums of $343 for Mr. Bucher, $573 for Mr. Carlisle, $666 for Mr. Murphy, and $666 for Mr. Overby, and (iv) severance payments of $129,620 for Mr. Carlisle. There were no matching contributions by Adept under its 401(k) Plan in fiscal 2004.
(8)	Other compensation for fiscal 2003 consists of (i) group term life excess premiums of $840 for Mr. Carlisle, $605 for Mr. Murphy, and $706 for Mr. Overby, (ii) automobile allowance of $15,265 for Mr. Carlisle, $8,736 for Mr. Murphy, and $8,736 for Mr. Overby, and (iii) supplemental life insurance premiums of $1,194 for Mr. Carlisle, $519 for Mr. Murphy, and $567 for Mr. Overby. There were no matching contributions by Adept under its 401(k) Plan in fiscal 2003.
(9)	Other compensation for fiscal 2002 consists of (i) group term life excess premiums of $780 for Mr. Carlisle, $562 for Mr. Murphy, and $518 for Mr. Overby, (ii) automobile allowance of $14,041 for Mr. Carlisle, $8,736 for Mr. Murphy, and $8,736 for Mr. Overby, (iii) supplemental life insurance premiums of $3,323 for Mr. Carlisle, $622 for Mr. Murphy, and $568 for Mr. Overby, and (iv) matching contributions of $1,000 by Adept under its 401(k) Plan for Mr. Carlisle, and $555 for Mr. Overby.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information regarding Adept’s grant of stock options to the Named Executive Officers during the fiscal year ended June 30, 2004.

	Individual Grants
Name	Number of Securities Underlying Option Granted (2)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share (3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Robert H. Bucher	600,000	32.8%	$1.20	11/04/2013	$452,804	$1,147,495
	50,000	2.7%	$1.23	05/04/2014	$38,677	$98,015
Brian R. Carlisle	93,750	5.1%	$1.05	07/15/2013	$61,907	$156,884
	250,000	13.6%	$1.21	11/04/2013	$190,241	$482,107
Matthew Murphy	75,000	4.1%	$1.00	03/12/2014	$47,167	$119,531
Michael W. Overby	40,000	2.2%	$1.05	07/15/2013	$26,414	$66,937

(1)	Potential realizable value is based on the assumption that the common stock of Adept appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements of the SEC and do not reflect Adept’s estimates of future stock price growth.
(2)	Each of the option shares becomes exercisable as to 1/48th of the option each month with full vesting on the fourth anniversary of the date of grant.
(3)	Options were granted at an exercise price equal to the fair market value of Adept’s common stock on the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information regarding the exercise of options in the last fiscal year by the Named Executive Officers and the value of options held by these individuals as of June 30, 2004.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Shares Underlying Unexercised Options at June 30, 2004		Value of Unexercised In-the-Money Options at June 30, 2004 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert H. Bucher	0	$0	88,541	561,459	$0	$0
Brian R. Carlisle	0	$0	522,237	0	$8,103	$0
Matthew Murphy	0	$0	88,343	106,117	$23,219	$23,181
Michael W. Overby	0	$0	217,252	27,748	$3,038	$1,362

(1)	Market value of Adept’s common stock at the exercise date minus the exercise price.
(2)	Market value of Adept’s common stock at June 30, 2004 minus the exercise price.

Employment Contracts and Change-In-Control Arrangements

Adept has entered into an employment agreement with its new Chief Executive Officer, Robert H. Bucher, which agreement contains provisions that may be activated upon a change in control of Adept.

Bucher Employment Agreement

Adept entered into an employment agreement dated November 3, 2003, referred to in this proxy statement as the Employment Agreement, with Robert H. Bucher. The Employment Agreement provides, among other things, for Mr. Bucher’s employment as Chief Executive Officer at an initial base salary of $300,000 per year. Mr. Bucher was provided interim travel and relocation assistance including travel reimbursement of up to $4,000 per month, plus the difference between accumulated travel reimbursements and $50,000 upon Mr. Bucher’s relocation to the San Francisco Bay Area. Under the Employment Agreement, Mr. Bucher is also eligible to earn annual variable incentive compensation in an amount up to 100% of his base salary, subject to Mr. Bucher and Adept achieving certain individual and corporate performance goals to be determined. Any amount of incentive compensation earned by Mr. Bucher becomes payable only upon Adept achieving a specified level of cumulative positive cash flow. The Employment Agreement also provided for the grant of a stock option for 600,000 shares of common stock under Adept’s 2001 Stock Option Plan. The option was granted to Mr. Bucher on November 3, 2003. In addition, the Employment Agreement provided for the potential grant of a stock option for 50,000 shares of common stock under Adept’s 2001 Stock Option Plan upon the achievement of specific goals to be mutually determined by Mr. Bucher and the Compensation Committee. The option was granted to Mr. Bucher on May 4, 2004. In the event of a change in control of Adept, as defined in the 2001 Stock Option Plan, in which the surviving entity does not offer Mr. Bucher employment in a substantially identical capacity as Mr. Bucher’s employment with Adept or one of its subsidiaries immediately prior to the change of control with substantially similar compensation to the compensation being paid to Mr. Bucher at the time of such change in control, Mr. Bucher will be granted a lump sum payment of six months’ base salary and vesting will accelerate as to 1/4th of the aggregate options granted to Mr. Bucher under the Employment Agreement (which is equivalent to an additional 12 months of vesting).

Compensation Committee Interlocks and Insider Participation

In fiscal 2004, the Compensation Committee consisted of Messrs. Codd, Kelly and Mock until Mr. Kelly’s resignation from the Committee in January 2004 at which point Mr. Majteles was appointed to the Compensation Committee. Mr. Codd was appointed to the Compensation Committee in October 2003. No member of the Compensation Committee is, or was during fiscal 2004, an officer or employee of Adept or any of its subsidiaries. No member of the Compensation Committee is, or was during fiscal 2004, an executive officer of another company whose board of directors has a comparable committee on which one of Adept’s executive officers serves.

Report of Compensation Committee of the Board of Directors

This Report of the Compensation Committee will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Adept specifically incorporates this information by reference into such filing.

The following is the Report of the Compensation Committee describing the compensation policies and rationales applicable to Adept’s executive officers with respect to the compensation paid to our executive officers for the fiscal year ended June 30, 2004.

General. The responsibilities of the Compensation Committee are to administer Adept’s various incentive plans, including the 1995 Director Option Plan, 2001 Stock Option Plan and 2003 Stock Option Plan (and, upon approval, the 2004 Director Stock Option Plan), collectively referred to as the Equity Plans, review and approve Adept’s benefit plans, and to set compensation policies applicable to Adept’s executive officers. The Committee’s fundamental policy is to offer Adept’s executive officers competitive compensation opportunities based upon the overall performance of Adept, the individual contribution of such officers to the financial success of Adept and market rates of compensation of executive officers at similarly situated technology companies. It is the Committee’s objective to have a substantial portion of each officer’s total compensation potential contingent upon Adept’s performance, as well as upon the officer’s own level of performance. Accordingly, each executive officer’s compensation package is generally comprised of three elements: (i) base salary, which is established primarily on the basis of individual qualifications, performance and market considerations, (ii) annual variable performance awards payable in cash and tied to Adept’s achievement of financial performance goals and the executive’s contribution to the achievement of those goals, and (iii) long-term stock-based incentive awards that are intended to strengthen the mutuality of interests between the executive officers and the shareholders.

Base Salary. Individual salaries are determined based on individual experience, performance and breadth of responsibility within Adept. The Compensation Committee reviews these factors for each executive officer each year. In addition, the Compensation Committee considers executive officers’ salaries for relative competitiveness with similarly-situated companies.

Bonuses. The Compensation Committee sets new goals for each executive officer and Adept as a whole each fiscal year on the basis of past performance and objectives for the next fiscal year. Cash awards were not paid to any executive officers in fiscal 2004. The Board of Directors approved an executive bonus plan for fiscal 2005. Corporate and individual objectives are established for the eligible participants for each six-month period. The objectives are weighted 75% of such incentive potential determined by corporate performance and 25% of such incentive potential determined by individual performance. At the end of each six-month period, the CEO will present for approval by the Compensation Committee the payouts recommended by management for the eligible participants. Even if earned, bonuses cannot be paid unless Adept has positive cash flow for the prior six month period after deducting such bonuses in full from that period’s cash flows.

Equity Plans. The Equity Plans are long-term incentive plans for Adept’s employees, executive officers and directors. These plans are intended to align shareholder and employee interests by creating a direct link between long-term rewards and the value of Adept common stock. The Compensation Committee believes that long-term stock ownership by executive officers and employees is an important factor in retaining valued employees and in achieving growth in share value. The options utilize vesting periods that encourage employees to continue in the employ of Adept. Because the value of an option bears a direct relationship to Adept’s stock price, the Compensation Committee believes that options motivate executive officers and employees to manage Adept in a manner which will benefit all shareholders.

The Equity Plans authorize the Compensation Committee to award stock options to employees at any time. The exercise price per share of each stock option is generally equal to the prevailing market price of a share of Adept common stock on the date the option is granted. The size of stock option grants is determined by a number of factors, including comparable grants to executive officers and employees of similarly situated companies, as well as the executive officer’s relative position and responsibilities with Adept, the individual performance of the executive officer over the previous fiscal year, the anticipated contribution of the executive officer to the attainment of Adept’s long-term strategic performance goals, the dilutive effect of the option grant, and, with respect to the 2001 Stock Option Plan only in certain cases, the amount of the salary reduction taken by the employee. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

CEO Compensation.

Compensation for the CEO is determined through a process similar to that discussed above for the other executive officers. The compensation of Mr. Carlisle, Adept’s CEO from June 1983 to November 2003, consisted of base salary, bonuses and stock options. The Board of Directors periodically reviewed Mr. Carlisle’s base salary and bonus and revised his compensation based on the Board’s overall evaluation of his performance toward the achievement of Adept’s financial, strategic and other goals, with consideration given to his length of service and to competitive chief executive officer compensation information. In fiscal 2004, Mr. Carlisle earned a base salary of $153,614 for his service through December 5, 2003. For fiscal 2004, based upon its review of Adept’s overall financial and business performance during the year as well as its performance relative to competitors, the Committee did not grant a bonus to Mr. Carlisle.

The compensation of Mr. Bucher, Adept’s current CEO, consisted of base salary, bonus and stock options. Pursuant to his employment agreement with Adept, Mr. Bucher’s base salary has been initially set at $300,000 per year. In addition, Mr. Bucher was eligible to earn a bonus for fiscal 2004, but as discussed above, no bonuses were granted to any of Adept’s executive officers for fiscal 2004, including Mr. Bucher. The Board of Directors will periodically review Mr. Bucher’s base salary and bonus and revise his compensation based on the Board’s overall evaluation of his performance toward the achievement of Adept’s financial, strategic and other goals, with consideration given to his length of service and to competitive chief executive officer compensation information. Mr. Bucher was also granted options to purchase 600,000 shares of Adept common stock in fiscal 2004 pursuant to his employment agreement, primarily in connection with his commencing service to Adept, with an additional 50,000 options granted after six months of service to Adept as a result of his efforts to realign Adept’s business and operations and the improved financial performance of Adept.

Section 162(m). The Board of Directors has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to Adept’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers named in the proxy statement, unless the compensation is performance-based. Adept has adopted a policy that, where reasonably practicable, Adept will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m) if such provision is applicable.

Respectfully submitted by the Compensation Committee of the Board of Directors of Adept Technology, Inc. for the fiscal year ended June 30, 2004,

Ronald E. F. Codd

Robert J. Majteles

Cary R. Mock

STOCK PRICE PERFORMANCE MEASUREMENT GRAPH

The stock price performance graph set forth below assumes that $100 was invested on June 30, 1999 in Adept common stock and in The Nasdaq Stock Market U.S. Index and in a Peer Group Index, comprised of 14 companies in the robotics and vision systems industries, and that all dividends were reinvested.

The information set forth under this caption is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference into any filing by Adept under the Securities Act or under the Exchange Act, except to the extent that Adept specifically incorporates this information by reference into any filings.

	Cumulative Total Return
	6/30/99	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04
ADEPT TECHNOLOGY, INC.	$100.00	$479.49	$101.54	$21.54	$4.51	$11.90
NASDAQ STOCK MARKET (U.S.)	100.00	192.65	68.58	58.24	56.04	76.42
PEER GROUP	100.00	167.04	144.00	109.66	107.24	132.17

CERTAIN TRANSACTIONS

Certain Transactions

Carlisle Severance Agreement

Effective January 31, 2004, Adept entered into a Severance Agreement and Release of All Claims with Brian Carlisle, referred to as the Severance Agreement. Mr. Carlisle served as Adept’s Chief Executive Officer and Chairman of the Board from June 1983 to November 2003, at which time Mr. Carlisle resigned as Chief Executive Officer and Chairman of the Board to serve as Adept’s President. Mr. Carlisle ceased his employment as President of Adept effective December 5, 2003.

In consideration for certain restrictions and the release of claims described below, Mr. Carlisle received severance payments totaling approximately $168,500, less applicable withholdings, and medical, dental and vision insurance coverage through February 2004. In addition, the vesting of all options held my Mr. Carlisle that were scheduled to vest through November 4, 2004 was accelerated and the expiration date of all options held by Mr. Carlisle was extended until November 4, 2004. Adept also paid $5,000 of attorneys’ fees incurred by Mr. Carlisle in connection with the Severance Agreement. In consideration for these payments and benefits, Mr. Carlisle agreed to release Adept and its employees, agents, officers and directors from any claims regarding any events that occurred as of the date of the Severance Agreement. In addition, Mr. Carlisle agreed not to disclose the confidential information of Adept and agreed not solicit any current employee of Adept regarding employment or become employed by a competitor of Adept during the 12 month period following the termination of his employment. Adept also agreed to release any claims it may have against Mr. Carlisle regarding any events that occurred as of the date of the Severance Agreement.

Adept Loan

On October 28, 2003, in consideration for $200,000 loaned to Adept by Brian Carlisle, Adept issued a Promissory Note in favor of Mr. Carlisle including a promise to pay to Mr. Carlisle the principal sum of $200,000, with interest accruing from the date of issuance at 6% per annum based on a 365-day calendar year, due and payable by Adept on October 28, 2005, which is referred to in this proxy statement as the Note. At the time of the issuance of the Note, Mr. Carlisle was Adept’s Chief Executive Officer and Chairman of the Board. On November 21, 2003, Adept paid in full its debt obligations under the Note in the amount of $200,822, constituting principal plus accrued interest. At the time the Note was repaid, Mr. Carlisle was President of Adept. Mr. Carlisle is no longer employed by Adept.

JDSU Agreement

Pursuant to an agreement dated as of November 14, 2003 between JDS Uniphase Corporation, a worldwide optical technology company (Nasdaq: JDSU) and Adept, referred to in this proxy statement as the JDSU Agreement, JDSU agreed to convert its shares of preferred stock of Adept to acquire 3,074,135 shares of Adept’s common stock, equal to approximately 19.9% of Adept’s outstanding common stock prior to the 2003 financing (as described below), and to surrender its remaining shares of preferred stock to Adept. Pursuant to the terms of its $1.0 million promissory note dated October 30, 2002 with Adept, JDSU was repaid in full all principal and interest accrued on the promissory note with a portion of the proceeds of the 2003 financing. The JDSU Agreement also provides that JDSU is entitled to certain information rights with respect to Adept, including its annual and quarterly reports and SEC filings, certain piggyback registration rights where Adept is filing a registration statement for a public offering of securities to be issued by Adept or to be sold by any of its shareholders and indemnification rights in connection with any registration of JDSU shares completed by Adept and up to $3.0 million in connection with the transactions contemplated by the JDSU Agreement. The shares held by JDSU were registered with the SEC for resale in 2004 with the registration of common stock and warrant shares issued or issuable in connection with the 2003 financing.

Tri-Valley Lease Restructuring

On August 6, 2003, Adept completed a lease restructuring with Tri-Valley Campus I, LLC, the landlord for our Livermore, California corporate headquarters and facilities who was not affiliated with Adept. Under the lease amendment, Adept was released of its lease obligations for two unoccupied buildings in Livermore and received a rent reduction on the occupied building from $1.55 to $1.10 per square foot for a lease term extending until May 31, 2011. In addition, the lease amendment carries liquidated damages in the event of default on the lease payments equivalent to one year of rent obligations on the original lease. In the event of Adept’s bankruptcy or a failure to make payments to the landlord within three days after a written notice from the landlord, a default would be triggered on the lease. Finally, under the lease amendment, Adept agreed to relocate once to another facility anywhere in the South or East Bay Area between San Jose and Livermore at the landlord’s option, provided that the new facility is comparable with Adept’s current facilities and upon providing Adept reasonable notice and paying Adept’s moving expenses. In connection with the lease restructuring, we issued a three year, $3.0 million convertible subordinated note due June 30, 2006 in favor of the landlord bearing an annual interest rate of 6.0%, which is subordinated to our receivables purchase facility with Silicon Valley Bank. Principal and interest are payable in cash, unless the landlord elects to convert the note into Adept common stock, in which case interest on the principal amount converted will be paid, at the election of Adept, in cash, by converting such interest into principal amount or by issuance of Adept common stock. The note is convertible at any time at the option of the holder into common stock at a conversion price of $1.00 per share and the resulting shares carry certain other rights, including piggyback registration rights and co-sale rights in equity sales by Adept or its management. Payment under the note will be accelerated in the event of a default, including the insolvency or bankruptcy of Adept, Adept’s failure to pay its obligations under the note when due, Adept’s default on certain material agreements, including the Livermore lease, the occurrence of a material adverse change with respect to Adept’s business or ability to pay its obligations under the note, or a change of control of Adept without the landlord’s consent. Adept continues to lease its Livermore facilities from Tri-Valley Campus I, LLC, and lease payments for fiscal 2005 are expected to be approximately $1.05 million.

2003 Financing

On November 14, 2003, Adept entered into purchase agreements with several investors, including affiliates of Jon D. Gruber and J. Patterson McBaine and affiliates of Austin W. Marxe and David M. Greenhouse as detailed in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. The transactions contemplated by these purchase agreements are referred to in this proxy statement as the 2003 financing. Under the purchase agreement with the affiliates of Marxe and Greenhouse, referred to as the SSF Purchase Agreement, we agreed to issue and sell an aggregate of 8,888,900 shares of common stock at a per share purchase price of $0.90 and warrants to purchase an aggregate of 4,444,450 of common stock at an initial per share price equal to $1.25. Under the purchase agreement with the affiliates of Gruber and McBaine, referred to as the Gruber Purchase Agreement, we agreed to issue and sell an aggregate of 2,222,221 shares of common stock at a per share purchase price of $0.90 and warrants to purchase an aggregate of 1,111,110 of common stock at an initial per share price equal to $1.25, with substantially similar terms as the SSF Purchase Agreement. We completed the 2003 financing on November 18, 2003 and received gross proceeds from the issuance and sale of our common stock in this financing in the amount of $10.0 million.

Pursuant to the SSF Purchase Agreement (but not the Gruber Purchase Agreement), provided that SSF and the investors in the 2003 financing affiliated with SSF collectively beneficially own at least five percent of Adept’s outstanding common stock, Adept agreed to the designation by Special Situations Fund III, L.P., referred to as SSF, of one person for election to Adept’s Board of Directors, and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors. SSF and the Investors also have the right, pursuant to the SSF Purchase Agreement, to remove and replace such designee, and Adept has agreed thereunder to use its commercially reasonable efforts to effect any such removal and replacement. Pursuant to both purchase agreements, Adept also agreed to provide the investors with certain information rights, covenanted to take various actions, including registering the common stock and any shares issuable upon conversion of the warrants issued in the 2003 financing, and listing such shares and warrants shares if Adept’s shares are listed on an exchange or quotation system, and refraining from materially reducing its insurance. Adept also granted rights to indemnification generally for an 18 month period for its representations, warranties and covenants in the purchase agreements.

In addition to the issuance of Adept common stock, we issued warrants to purchase an aggregate of up to 5,555,560 shares of common stock at a per share exercise price of $1.25. The warrants have a term of exercise expiring on November 18, 2008. The number of shares issuable upon exercise and the per share exercise price of the warrants is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to certain exceptions, the per share exercise price of the warrants is also subject to weighted average antidilution adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price less than the per share exercise price of the warrants then in effect. The warrants are exercisable at any time prior to their expiration date by delivering the warrant certificates, together with a completed election to purchase and the full payment of the exercise price or by means of a “net exercise” feature under which Adept does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by Adept in lieu of payment of the exercise price. Under limited circumstances, where the closing price of Adept common stock is at least $2.50, subject to any adjustment for stock splits and similar events, for 20 consecutive trading days during which a registration statement covering the warrant shares is effective for at least 15 days, may call the cash exercise of the warrants. The call right is subject to a 30 day advance notice by Adept, which notice period shall be extended for a number of days equal to the number of days for which the registration statement covering the warrant shares is not effective.

Adept also entered into registration rights agreements with the investors in the 2003 financing under which Adept agreed to register for resale by the investors the shares of common stock issued and issuable upon exercise of the warrants issued in the 2003 financing, as such number of shares may be adjusted as described above. Under the registration rights agreement, we were required to file, at our expense, a registration statement covering the common stock and warrant shares no later than 60 days after the closing of the 2003 financing. Adept has filed a registration statement with respect to such common stock and warrant shares, which was declared effective by the SEC in February 2004. Adept has certain rights to delay updating the registration statement or prospectus included in the registration statement during periods while we are in possession of material non-public information that would be required to be included in the prospectus, including during periods between the publication of our quarterly earnings information press release and filing of our quarterly or annual report, as applicable, with the SEC. Adept also has certain obligations to indemnify the investors in the 2003 financing for losses incurred by the investors in connection with any untrue statements of material fact or material omissions in the registration statement and for certain violations of securities and other similar laws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Adept’s executive officers and directors, and persons who own more than ten percent of a registered class of Adept’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Adept with copies of all Section 16(a) forms they file. To Adept’s knowledge, based solely on a review of the copies of such reports furnished to us or written representations received from certain reporting persons, during the fiscal year ended June 30, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Shareholder Proposals and Nominations

In order for business to be conducted or nominations to be considered at the annual meeting, the business or nominations must be properly brought before the meeting. Under Rule 14a-8 of Regulation 14A of the Exchange Act, any shareholder intending to submit to Adept a proposal that qualifies for inclusion in Adept’s proxy statement and proxy relating to the annual meeting of shareholders to be held in 2005 must submit such proposal in writing to the secretary of Adept so that it is received by Adept no later than August 20, 2005 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in Adept’s proxy statement or proxy.

Alternatively, under Adept’s bylaws, a proposal or nomination that the shareholder does not seek to include in Adept’s proxy statement pursuant to Rule 14a-8 must be submitted in writing to the secretary of Adept at the principal executive offices of the corporation not later than the close of business on August 6, 2005 (the 90th day prior to November 4, 2005, the first anniversary of the preceding year’s annual meeting) nor earlier than the close of business on July 7, 2005 (the 120th day prior to November 4, 2005, the first anniversary of the preceding year’s annual meeting). If the date of the 2005 annual meeting of shareholders changes by more than 30 days from the date of the anniversary of the 2004 annual meeting, shareholder nominations and proposals must be received by the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Nominations must include certain information concerning the nominee and the proponent shareholder’s ownership of Adept common stock. Nominations and proposals not meeting these requirements will not be entertained at the annual meeting.

If the shareholder does not also comply with the requirements of Rule 14a-4, Adept may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal or nomination submitted by a shareholder.

Other Matters

Adept knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Adjournment of the Annual Meeting

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the proposal could not be approved unless the annual meeting was adjourned in order to permit further solicitation of proxies from holders of Adept common stock. Proxies that are being solicited by Adept’s Board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the annual meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of the time and place at the annual meeting. A majority of the shares represented and voting at the annual meeting is required to approve the adjournment, regardless of whether there is a quorum present at the annual meeting.

ANNUAL REPORT

A copy of Adept’s Annual Report for the fiscal year ended June 30, 2004 has been mailed to all shareholders entitled to notice of and to vote at the annual meeting, concurrently with this proxy statement. The Annual Report is not incorporated into this proxy statement and is not proxy soliciting material.

By Order of the Board of Directors

Robert Finnell
Corporate Secretary

Dated: October 8, 2004

Appendix A

ADEPT TECHNOLOGY, INC.

2003 STOCK OPTION PLAN, AS AMENDED

1. PURPOSE

The purpose of the Adept Technology, Inc. 2003 Stock Option Plan (the “Plan”) is to provide Participants with an increased economic and proprietary interest in the Company in order to encourage those Participants to contribute to the success and progress of the Company. The Plan provides for the grant of Options which shall qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and for the grant of Options which shall not qualify as incentive stock options pursuant to Section 422 of the Code.

2. DEFINITIONS

(a) “Administrator” means the Administrator of the Plan in accordance with Section 11.

(b) “Board of Directors” means the Board of Directors of the Company.

(c) “Common Stock” means shares of the Company’s common stock, no par value per share, subject to adjustment as provided in Section 8.

(d) “Company” means Adept Technology, Inc.

(e) “ISOs” shall mean Options which qualify as incentive stock options within the meaning of Section 422 of the Code.

(f) “Options” shall mean a right to purchase Common Stock (subject to adjustment as provided in Section 8) pursuant to the terms and conditions of the Plan.

(g) “Participants” shall mean those eligible individuals described in Section 3 to whom Options have been granted from time to time by the Administrator.

(h) “Plan” means this Adept Technology, Inc. 2003 Stock Option Plan.

(i) “Retirement” shall have the meaning specified by the Administrator in the terms of an option grant or, in the absence of any such term, shall mean retirement from active employment with the Company or its Subsidiaries (i) at or after age 55 and with the approval of the Administrator or (ii) at or after age 65. The determination of the Administrator as to an individual’s Retirement shall be conclusive on all parties.

(j) “Subsidiary” shall mean any present or future subsidiary of the Company as defined in Section 424(f) of the Code.

(k) “Total and Permanent Disablement” shall have the meaning set forth in Section 22(e)(3) of the Code. The determination of the Administrator as to an individual’s Total and Permanent Disablement shall be conclusive on all parties.

3. ELIGIBLE PARTICIPANTS

Options may only be granted to employees and prospective employees of the Company and its Subsidiaries as selected by the Administrator.

4. EFFECTIVE DATE AND TERMINATION OF PLAN

This Plan shall be effective on the date the Board adopts this Plan, subject to the terms hereof (the “Effective Date”). All Options granted under this Plan are subject to, and may not be exercised before (i) the receipt of such qualifications, registrations or approvals required by applicable law and (ii) the approval of this Plan by the shareholders, provided that if such approval by such regulatory body or the shareholders of the Company is not forthcoming, all Options previously granted under this Plan shall be void. The Plan shall remain available for the grant of Options until the tenth anniversary of the Effective Date and no Options shall be granted under the Plan after the tenth anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations of the Participants (or authorized transferee) and the Company arising under Options theretofore granted and then in effect.

5. SHARES SUBJECT TO THE PLAN AND TO OPTIONS

The aggregate number of shares of Common Stock issuable pursuant to all Options granted under the Plan will not exceed 2,000,000 shares of the Company’s Common Stock, subject to adjustment as provided in Section 8. Such shares may consist of authorized and unissued shares of the Company’s Common Stock. The aggregate number of shares of Common Stock issued pursuant to Options granted under the Plan at any time shall equal only the number of shares of Common Stock issued upon the exercise of Options and not returned to the Company upon the cancellation, expiration or forfeiture of an award or delivered (either actually or by attestation) in payment or satisfaction of the purchase price or tax obligation with respect to an Option.

6. GRANT, TERMS AND CONDITIONS OF OPTIONS

Options may be granted at any time and from time to time prior to the termination of the Plan, to Participants selected by the Administrator. The aggregate number of shares of Common Stock subject to Options granted pursuant to the Plan during any calendar year to any one Participant shall not exceed 25,000 shares. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Option hereunder until said shares have been issued. Each Option shall be evidenced by a written stock option agreement and/or such other written arrangements as may be approved from time to time by the Administrator. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the following terms and conditions:

(a) Price: The purchase price under each Option shall be established by the Administrator. In no event will the purchase price be less than 100% of the fair market value of the Common Stock on the date of grant. Notwithstanding the foregoing, if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or its Subsidiaries (after applying the ownership attribution rules set forth under Section 422(d) of the Code and any successor provision), the purchase price of such Option must be no less than 110 percent of the fair market value of the Common Stock on the date of grant.

The purchase price of any Option may be paid in cash or any alternative means acceptable to the Administrator, including without limitation an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an Option and the acceptance of a promissory note secured by the number of shares of Common Stock then issuable upon exercise of the Options.

(b) Duration and Exercise or Termination of Option: Unless the Administrator provides otherwise, Options shall become exercisable as to 25% of the Options granted on the date which is one year after the date of the grant and as to 1/48th of the Options granted each month thereafter (for a total of four year vesting). Each Option granted must expire within a period of not more than one hundred twenty (120) months from the date of grant and will not be exercisable after the expiration of such period. Notwithstanding the foregoing, in the case of the grant of an Option intending to qualify as an ISO, if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or its Subsidiaries (after applying the ownership attribution rules set forth under Section

422(d) of the Code and any successor provision), the Option must expire within a period of not more than five (5) years from the date of grant and will not be exercisable after the expiration of such period. Notwithstanding the foregoing, in the case of an Option granted to persons other than officers of the Company or its affiliates, the Option’s vesting period shall be at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions including, without limitation, continued employment; in the case of an Option granted to officers of the Company or its affiliates, the Option shall vest at any time or during any period established by the Administrator.

(c) Termination of Employment: Subject to Section 6(b), unless the Administrator specifies otherwise, upon the termination of the Participant’s employment, his or her rights to exercise an Option then held shall be only as follows:

(1) Death. Upon the death of a Participant while in the employ of the Company or its Subsidiaries, all of the Participant’s Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the six (6) months next succeeding the date of death. Any and all Options that are unexercised during the six (6) months next succeeding the date of death shall terminate as of the end of such six (6) month period.

If a Participant should die within thirty (30) days of his or her termination of employment with the Company or its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the six (6) months succeeding the date of termination, but only to the extent of the number of shares as to which such Option was exercisable as of the date of such termination. Any and all Options that are unexercised during the six (6) months succeeding the date of termination shall terminate as of the end of such six (6) month period. A Participant’s estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

(2) Total and Permanent Disablement. Upon termination as a result of the Total and Permanent Disablement of any Participant, all of the Participant’s Options then held shall be exercisable for a period of six (6) months after termination. Any and all Options that are unexercised during the six (6) months succeeding the date of termination shall terminate as of the end of such six (6) month period.

(3) Retirement. Upon Retirement of a Participant, the Participant’s Options then held shall be exercisable for a period of twelve (12) months after Retirement, except in the case of Options intending to qualify as ISOs, such Options shall be exercisable for a period of three (3) months after Retirement. The number of shares with respect to which the Options shall be exercisable shall equal the total number of shares which were exercisable under the Participant’s Option on the date of his or her Retirement. Any and all Options that are unexercised during the twelve (12) months or three (3) months (as appropriate) succeeding the date of termination shall terminate as of the end of such twelve (12) or three (3) month period.

(4) Cause. If a Participant’s employment is terminated by the Company for cause (as determined by the Administrator in its sole discretion), all Options granted to such Participant shall terminate as of such date.

(5) Other Reasons. Upon the date of a termination of a Participant’s employment for any reason other than those stated above in Sections 6(c)(1), (c)(2), (c)(3) and (c)(4), any Option that is otherwise exercisable and not expired as of such termination date shall expire the date which is thirty (30) days following such termination date.

(d) Transferability of Option: Each Option shall be nontransferable by the Participant other than by will or the laws of descent and distribution and shall only be exercisable by the Participant during his or her lifetime.

(e) Cancellation: The Administrator may, at any time prior to exercise and subject to receipt of consent of the Participant, cancel any Options previously granted.

(f) Conditions and Restrictions Upon Securities Subject to Options: The Administrator may provide that the shares of Common Stock issued upon exercise of an Option shall be subject to such further conditions or agreements as the Administrator in its discretion may specify prior to the exercise of such Option, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise (including the actual or constructive surrender of Common Stock already owned by the Participant or authorized transferee).

(g) Other Terms and Conditions: Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Administrator shall deem appropriate. No Option, however, nor anything contained in the Plan shall confer upon any Participant any right to continue in the Company’s or its Subsidiaries’ employ or service nor limit in any way the Company’s or its Subsidiaries’ right to terminate his or her employment at any time. In the case of Options intending to qualify as ISOs, Section 422 of the Code provides that Options shall not be treated as ISOs if and to the extent that the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, taking ISOs into account in the order in which they were granted.

7. LOANS

Subject to the requirements of applicable law (including, without limitation, the applicable requirements of the Sarbanes-Oxley Act), the Company may make loans, at the request of the Participant (or authorized transferee) and in the sole discretion of the Administrator, for the purpose of enabling the Participant (or authorized transferee) to exercise Options granted under the Plan and to pay the tax liability resulting from an Option exercised under the Plan. The Administrator shall have full authority to determine the terms and conditions of such loans. Such loans may be secured by the shares received upon exercise of such Option.

8. ADJUSTMENT OF AND CHANGES IN THE STOCK

In the event that the number of shares of Common Stock of the Company shall be increased or decreased through reorganization, reclassification, recapitalization, combination of shares, stock splits, reverse stock splits, spin-offs, the payment of a stock dividend or extraordinary cash dividend, or other distribution of the Company’s stock for which no consideration is received by the Company or otherwise, then each share of Common Stock of the Company which has been authorized for issuance under the Plan, whether such share is then currently subject to or may become subject to an Option under the Plan, may be proportionately adjusted to reflect such increase or decrease, unless the terms of the transaction provide otherwise. Outstanding Options may also be amended as to price and other terms if necessary to reflect the foregoing events.

In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, whether by reason of merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of such change described in this paragraph, the Administrator may accelerate the time or times at which any Option may be exercised and may provide for cancellation of such accelerated Options which are not exercised within a time prescribed by the Administrator in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan shall comply with the applicable requirements, provisions and restrictions of the Code and applicable law (including, without limitation, California law).

No right to purchase fractional shares shall result from any adjustment in Options pursuant to this Section 8. In case of any such adjustment, the shares subject to the Option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Participant which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

9. LISTING OR QUALIFICATION OF STOCK

In the event that the Board of Directors or the Administrator determines in its discretion that the listing, qualification or registration of the Plan shares on any securities exchange or quotation or trading system or under any applicable law (including state securities laws) or governmental regulation is necessary as a condition to the issuance of such shares under the Option, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

10. WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, a Participant (or authorized transferee) shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. The Administrator may permit these obligations to be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to him or her upon exercise of the Option, or to the extent permitted, by tendering shares previously acquired, provided that such will not result in an accounting charge to the Company or its Subsidiaries.

11. ADMINISTRATION AND AMENDMENT OF THE PLAN

The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board of Directors or, in the absence of a Compensation Committee, the Board of Directors itself. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (b) to determine which persons are Participants (as defined in Section 3 hereof) and to which of such Participants, if any, an Option shall be granted hereunder and the timing of any such Option grants; (c) to determine the number of shares of Common Stock subject to an Option and the exercise or purchase price of such shares; (d) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to an Option; (e) to waive conditions to and/or accelerate exercisability of an Option, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion; (f) to prescribe and amend the terms of Option grants made under this Plan (which need not be identical); (g) to determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and (h) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Option granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company or its Subsidiaries.

All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Option granted hereunder, shall be final and binding on all Participants (and authorized transferees). The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

The Administrator may, from time to time, delegate some of its responsibilities with respect to the administration of the Plan to such persons as it may designate in its sole discretion but may not delegate authority to grant Options to a person who is not a member of the Board of Directors.

The interpretation and construction of any provision of the Plan by the Board of Directors shall be final and conclusive. The Board of Directors may periodically adopt rules and regulations for carrying out or interpreting the provisions of the Plan, and amend the Plan as desired, without further action by the Company’s shareholders except to the extent required by the Plan and by applicable law.

The Board may amend, alter or discontinue the Plan and the Administrator may amend or alter any Option granted under the Plan, but no amendment or alteration shall be made which would impair the rights of the holder of any Option, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any change in control (as may be defined, if applicable, in the agreement evidencing such Option) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Option to satisfy any applicable law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard. Notwithstanding the foregoing, and subject to adjustment pursuant to Section 8, the Plan may not be amended to increase the number of shares of Common Stock authorized for issuance or reduce the exercise price of outstanding Options, unless approved by the Company’s shareholders.

12. TIME OF GRANTING OPTIONS

The effective date of such Option shall be the date on which the grant was made by the Administrator. Within a reasonable time thereafter, the Company will deliver the Option to the Participant.

13. LIABILITY OF COMPANY

The Company and any Subsidiary which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

(a) The Non-Issuance of Shares. The rescission of an Option, non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant (or authorized transferee) or other person due to the receipt, exercise or settlement of any Option granted hereunder.

14. NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15. GOVERNING LAW

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of California and applicable federal law. The Administrator may provide that any dispute as to any Option shall be presented and determined in such forum as the Administrator may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Option to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

16. INFORMATION TO PARTICIPANTS

Each Participant hereunder shall be provided a copy of the Company’s annual financial statements.

Appendix B

ADEPT TECHNOLOGY, INC.

2004 DIRECTOR OPTION PLAN

1. Purposes of the Plan. The purposes of this 2004 Director Option Plan are to attract and retain the best available individuals for service as Eligible Directors of the Company, to provide additional incentive to the Eligible Directors of the Company to serve as Directors, to encourage their continued service on the Board, and to build a proprietary interest among the Eligible Directors and thereby secure for the Company’s shareholders the benefits associated with common stock ownership by those who will oversee the Company’s future growth and success. The Plan permits the grant of stock options that are not intended to qualify as “incentive stock options” under Section 422 of the Code.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the common stock of the Company.

(d) “Company” means Adept Technology, Inc., a California corporation.

(e) “Director” means a member of the Board.

(f) “Eligible Director” means a Director who is not an employee of the Company or any Parent or Subsidiary of the Company. For the purposes of this Plan, the payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(i) “Option” means a stock option granted pursuant to the Plan.

(j) “Option Agreement” means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

(k) “Optioned Stock” means the Common Stock subject to an Option.

(l) “Optionee” means a Director who holds an Option.

(m) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(n) “Plan” means this Adept Technology, Inc. 2004 Director Option Plan.

(o) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(p) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) General. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be available grant and issuance under the Plan is 300,000 Shares. The Shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company.

(b) Effect of Grant; Delivery of Shares as Payment. Upon the granting of an Option, the number of Shares available under Section 3(a) for the granting of further Options shall be reduced by the number of Shares in respect of which the Option is granted; provided, however, that if any Option is exercised by tendering Shares to the Company as full or partial payment of the exercise price, the maximum number of Shares available under Section 3(a) shall be increased by the number of Shares so tendered.

(c) Cancelled Options. Whenever any outstanding Option or portion thereof expires, is canceled, forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the Option may again be the subject of Options granted under the Plan (unless the Plan has terminated).

4. Administration and Grants of Options under the Plan.

(a) Procedure for Grants. All grants of Options to Eligible Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of this Section 4. No person shall have any discretion to select which Eligible Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Eligible Directors.

(b) Initial Grant. Each Eligible Director who first becomes an Eligible Director after the effective date of this Plan shall be automatically granted an Option to purchase 15,000 Shares (the “First Option”) on the date on which such person first becomes an Eligible Director (whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy); provided, however, that a Director who is not an Eligible Director, who first becomes an Eligible Director by virtue of ceasing to be an employee of the Company or any Parent or Subsidiary while remaining a Director, shall not receive a First Option.

(c) Annual Grant. Each Eligible Director shall be automatically granted an Option to purchase 5,000 Shares (a “Subsequent Option”) at the next meeting of the Board of Directors following the annual meeting of the shareholders of the Company in each year that the Plan is in effect provided he or she is then an Eligible Director and if as of such date, he or she has served on the Board for at least the preceding six (6) months.

(d) Shareholder Approval. Notwithstanding the provisions of Sections 4(b) and (c) hereof, any exercise of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 13 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 13 hereof.

(e) Option Agreement. Each Option shall be evidence by an Option Agreement, in such form as the Board shall approve, containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board.

(f) Duration. The term of each Option shall be ten (10) years from the date of grant, unless terminated earlier pursuant to Section 8 hereof.

(g) Exercise Price. The exercise price per Share of each Option shall be 100% of the Fair Market Value of a Share on the date of grant of the Option. In the event that the date of grant of the Option is not a trading day, the exercise price per Share shall be the Fair Market Value of a Share on the next trading day immediately following the date of grant of the Option. Notwithstanding the foregoing, if the recipient of the Option, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant of such Option.

(h) Vesting.

(i) Initial Grants. Subject to Section 10 hereof, each First Option shall become exercisable as to twenty-five percent (25%) of the Shares subject to the First Option one year after its date of grant and as to 1/48th of the shares each month thereafter so that the First Option shall be fully exercisable four (4) years after the date of grant, provided that the Optionee continues to serve as a Director as of such dates.

(ii) Annual Grants. Subject to Section 10 hereof, each Subsequent Option shall become exercisable as to 1/48th of the Shares subject to the Subsequent Option on each monthly anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

5. Eligibility. Options may be granted only to Eligible Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company or the Company’s shareholders may have to terminate the Director’s relationship with the Company at any time.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board, subject to its approval by the shareholders of the Company as described in Section 13. It shall continue in effect for a term of ten (10) years from adoption unless sooner terminated under Section 11.

7. Exercise of Option.

(a) Right to Exercise. Each Option shall be exercisable only while the Eligible Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(b) Procedure for Exercise. Subject to the terms and conditions of the Plan, an Option shall, to the extent then exercisable pursuant to Section 4, be exercisable in whole or in part by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 13 hereof has been obtained. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, in either of the following forms: (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Board) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Board or (c) a combination of cash and the transfer of Shares. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Board. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Company, the Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

(c) Rights as a Shareholder Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

8. Termination of Continuous Status as a Director

(a) General. Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Options, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of the option’s ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(b) Disability of Optionee. In the event Optionee’s status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of the option’s ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c) Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of the option’s ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

9. Non-Transferability of Options. Unless determined otherwise by the Board, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) In the event of a merger or equivalent plan of reorganization of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may be assumed or an equivalent option may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If such successor corporation assumes or substitutes an equivalent option for the Option, the Option or equivalent option shall continue to become exercisable as provided in Section 4 hereof for so long as Optionee remains a Director or the Optionee serves as a director of the successor corporation or a Parent or Subsidiary of the successor corporation. Upon the Optionee’s termination of status as a Director of the Company or of the successor (or Parent or Subsidiary thereof), as applicable, Optionee’s outstanding Option(s) shall become fully exercisable, including as to Shares as to which such Option(s) would not otherwise be exercisable, and shall remain exercisable in accordance with Sections 8(c) through (e) above.

(ii) In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

11. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange or quotation system rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. Notwithstanding the foregoing, and subject to adjustment pursuant to Section 10, the Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance or reduce the exercise price of outstanding Options, unless approved by the Company’s shareholders.

(b) Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

12. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

(c) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13. Shareholder Approval. This Plan shall be effective on the date determined by the Board, subject to the approval of the Plan by the Company’s shareholders. All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the Company’s shareholders prior to the first anniversary date of the effective date of the Plan; provided that if such approval by the shareholders of the Company is not obtained, all Options previously granted under this Plan shall be void. Shareholder approval of this Plan shall be obtained in the degree and manner required under applicable state and federal law.

Appendix C

FORM OF

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

ADEPT TECHNOLOGY, INC.

The undersigned, Robert H. Bucher and Robert Finnell, do hereby certify that:

1. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of Adept Technology, Inc., a California corporation.

2. Pursuant to Section 907 of the California Corporations Code, Article III of the corporation’s Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

“III

A. The corporation is authorized to issue [                    ] shares of its capital stock, which shall be divided into two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”.

B. The total number of shares of Common Stock that the corporation is authorized to issue is [                    ] and the total number of shares of Preferred Stock that the corporation is authorized to issue is [    ].

C. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions initially fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the number of shares of any series. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

D. Upon the date of the filing of this Certificate of Amendment with the California Secretary of State (the “Effective Date”), the issued and outstanding Common Stock of the corporation will be reverse split on a [    ] to [    ] basis so that each [    ] shares of Common Stock, issued and outstanding immediately prior to the Effective Date, shall automatically be converted into and reconstituted as [    ] share[s] of Common Stock (the “Reverse Split”). No fractional shares will be issued by the corporation as a result of the Reverse Split. In lieu of any fractional shares to which a holder would be otherwise entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of one share (post reverse-split), as determined by the Board of Directors of the Corporation.”

3. The foregoing amendment to the Articles of Incorporation has been duly approved by the corporation’s Board of Directors and has been duly approved by the required vote of shareholders of the corporation in accordance with Sections 902 and 903 of the California Corporations Code at the Annual Meeting of Shareholders, the record date for which was September 24, 2004. The total number of outstanding shares of the corporation entitled to vote as of the record date for the Annual Meeting was 30,071,482 shares of Common Stock and zero shares of Preferred Stock. The total number of shares of Common Stock voting in favor of the Certificate of Amendment equaled or exceeded the vote required. The percentage vote required under the law and the Articles of Incorporation in effect at the time of the amendment was more than 50% of the outstanding shares of Common Stock.

C-1

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment are true and correct to their knowledge.

Executed at Livermore, California on [                    ][    ], 200[    ].

By:	Robert H. Bucher
Title:	Chief Executive Officer and Chairman of the Board of Directors

By:	Robert D. Finnell
Title:	Secretary

C-2

Appendix D

PROXY

ADEPT TECHNOLOGY, INC.

ANNUAL MEETING OF SHAREHOLDERS

November 4, 2004

This Proxy is solicited on behalf of the Board of Directors of Adept Technology, Inc.

The undersigned shareholder of ADEPT TECHNOLOGY, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders, and hereby appoints Robert H. Bucher and Robert Strickland, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of ADEPT TECHNOLOGY, INC. to be held on Thursday, November 4, 2004 at 8:00 a.m. local time, at the principal executive office of Adept Technology, Inc. located at 3011 Triad Drive, Livermore, California 94551 and at any adjournment(s) thereof, and to vote all shares of stock of ADEPT TECHNOLOGY, INC. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(Continued, and to be signed on the other side)

☒ Please mark your votes as this

Appendix D

1.	ELECTION OF DIRECTORS:

NOMINEES:

Robert H. Bucher, Ronald E. F. Codd, Michael P. Kelly,

Cary R. Mock, Robert J. Majteles

WITHHOLD
FOR	FOR ALL
☐	☐

INSTRUCTION: If you wish to withhold authority to vote for any individual nominee(s), write that nominee’s(s’) name in the space provided below.

2. To approve the Amendment to the 2003 Stock Option Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. To approve the 2004 Director Option Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. To approve the Certificate of Amendment to Adept’s Amended and Restated Articles of Incorporation to effect a reverse stock split at a ratio to be determined by the Board of Directors, within a range from one-for-four to one-for-seven.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. To ratify the selection of Ernst & Young LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2005.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; TO APPROVE THE AMENDMENT TO THE 2003 STOCK OPTION PLAN; TO APPROVE THE 2004 DIRECTOR OPTION PLAN; TO APPROVE THE CERTIFICATE OF AMENDMENT TO ADEPT’S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND THE REVERSE STOCK SPLIT; TO RATIFY THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE INDEPENDENT AUDITORS OF ADEPT FOR THE FISCAL YEAR ENDING JUNE 30, 2005, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s)	Dated: , 2004

(This proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)